                                                                EXHIBIT 10.50
                                                               EXECUTION COPY

 ____________________________________________________________________________
 ____________________________________________________________________________

                     REVOLVING CREDIT AND GUARANTY AGREEMENT
 ____________________________________________________________________________
 ____________________________________________________________________________

                                      Among

                          LAROCHE INDUSTRIES INC.,
  a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code

                                   AS BORROWER

                                     and

               THE SUBSIDIARIES OF THE BORROWER NAMED HEREIN, each a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code

                                 AS GUARANTORS

                                     and

                           THE LENDERS PARTY HERETO,

                                     and

                         THE CHASE MANHATTAN BANK,

                                   AS AGENT
 ____________________________________________________________________________
 ____________________________________________________________________________

                            Dated as of May 4, 2000
 ____________________________________________________________________________
 ____________________________________________________________________________

                              TABLE OF CONTENTS

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                                                                           PAGE
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                                  ARTICLE 1
                                 DEFINITIONS

SECTION 1.01. DEFINED TERMS ..................................................2
SECTION 1.02. TERMS GENERALLY ...............................................18


                                  ARTICLE 2
                          AMOUNT AND TERMS OF CREDIT

SECTION 2.01. COMMITMENT OF THE DIP LENDERS .................................19
SECTION 2.02. BORROWING BASE ................................................19
SECTION 2.03. LETTERS OF CREDIT .............................................19
SECTION 2.04. ISSUANCE ......................................................21
SECTION 2.05. NATURE OF LETTER OF CREDIT OBLIGATIONS ABSOLUTE ...............22
SECTION 2.06. MAKING OF LOANS ...............................................22
SECTION 2.07. REPAYMENT OF LOANS; EVIDENCE OF DEBT ..........................23
SECTION 2.08. INTEREST ON LOANS .............................................24
SECTION 2.09. DEFAULT INTEREST ..............................................24
SECTION 2.10. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENT ...............24
SECTION 2.11. ALTERNATE RATE OF INTEREST ....................................25
SECTION 2.12. REFINANCING OF LOANS ..........................................25
SECTION 2.13. MANDATORY PREPAYMENT, COMMITMENT REDUCTION AND TERMINATION;
              CASH COLLATERAL ...............................................26
SECTION 2.14. OPTIONAL PREPAYMENT OF LOANS; REIMBURSEMENT OF DIP LENDERS ....27
SECTION 2.15. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES .................29
SECTION 2.16. CHANGE IN LEGALITY ............................................30
SECTION 2.17. PRO RATA TREATMENT, ETC .......................................31
SECTION 2.18. TAXES .........................................................31
SECTION 2.19. CERTAIN FEES ..................................................34
SECTION 2.20. COMMITMENT FEE ................................................34
SECTION 2.21. LETTER OF CREDIT FEES .........................................34
SECTION 2.22. NATURE OF FEES ................................................34
SECTION 2.23. PRIORITY AND LIENS ............................................35
SECTION 2.24. RIGHT OF SET-OFF ..............................................36
SECTION 2.25. SECURITY INTEREST IN LETTER OF CREDIT ACCOUNT .................37
SECTION 2.26. PAYMENT OF OBLIGATIONS ........................................37
SECTION 2.27. NO DISCHARGE: SURVIVAL OF CLAIMS ..............................37
SECTION 2.28. USE OF CASH COLLATERAL ........................................37



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                                  ARTICLE 3
                        REPRESENTATIONS AND WARRANTIES

SECTION 3.01. ORGANIZATION AND AUTHORITY ....................................38
SECTION 3.02. DUE EXECUTION .................................................38
SECTION 3.03. STATEMENTS MADE ...............................................38
SECTION 3.04. FINANCIAL STATEMENTS ..........................................39
SECTION 3.05. OWNERSHIP .....................................................39
SECTION 3.06. LIENS .........................................................39
SECTION 3.07. COMPLIANCE WITH LAW ...........................................40
SECTION 3.08. INSURANCE .....................................................40
SECTION 3.09. THE ORDERS ....................................................40
SECTION 3.10. USE OF PROCEEDS ...............................................40
SECTION 3.11. LITIGATION ....................................................41
SECTION 3.12. INTENTIONALLY BLANK ...........................................41
SECTION 3.13. LETTERS OF CREDIT .............................................41


                                  ARTICLE 4
                            CONDITIONS OF LENDING

SECTION 4.01. CONDITIONS PRECEDENT TO INITIAL LOANS AND INITIAL
              LETTERS OF CREDIT .............................................41
SECTION 4.02. CONDITIONS PRECEDENT TO EACH LOAN AND EACH LETTER OF CREDIT ...44


                                  ARTICLE 5
                            AFFIRMATIVE COVENANTS

SECTION 5.01. FINANCIAL STATEMENTS, REPORTS, ETC ............................46
SECTION 5.02. CORPORATE EXISTENCE ...........................................49
SECTION 5.03. INSURANCE .....................................................49
SECTION 5.04. OBLIGATIONS AND TAXES .........................................49
SECTION 5.05. NOTICE OF EVENT OF DEFAULT, ETC ...............................49
SECTION 5.06. ACCESS TO BOOKS AND RECORDS ...................................50
SECTION 5.07. BUDGET ........................................................50
SECTION 5.08. MAINTENANCE OF CONCENTRATION ACCOUNT ..........................50
SECTION 5.09. BORROWING BASE CERTIFICATE ....................................50
SECTION 5.10. AUDITS ........................................................50


                                  ARTICLE 6
                             NEGATIVE COVENANTS

SECTION 6.01. LIENS .........................................................51
SECTION 6.02. MERGER, ETC ...................................................51


                                       ii

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SECTION 6.03. INDEBTEDNESS ..................................................51
SECTION 6.04. CAPITAL EXPENDITURES ..........................................52
SECTION 6.05. EBITDA ........................................................52
SECTION 6.06. GUARANTEES AND OTHER LIABILITIES ..............................52
SECTION 6.07. CHAPTER 11 CLAIMS .............................................52
SECTION 6.08. DIVIDENDS; CAPITAL STOCK ......................................52
SECTION 6.09. TRANSACTIONS WITH AFFILIATES ..................................53
SECTION 6.10. INVESTMENTS, LOANS AND ADVANCES ...............................53
SECTION 6.11. DISPOSITION OF ASSETS .........................................53
SECTION 6.12. NATURE OF BUSINESS ............................................53


                                  ARTICLE 7
                              EVENTS OF DEFAULT

SECTION 7.01. EVENTS OF DEFAULT .............................................54


                                  ARTICLE 8
                                  THE AGENT

SECTION 8.01. ADMINISTRATION BY AGENT .......................................58
SECTION 8.02. ADVANCES AND PAYMENTS .........................................58
SECTION 8.03. SHARING OF SETOFFS ............................................58
SECTION 8.04. AGREEMENT OF REQUIRED DIP LENDERS .............................59
SECTION 8.05. LIABILITY OF AGENT ............................................59
SECTION 8.06. REIMBURSEMENT AND INDEMNIFICATION .............................60
SECTION 8.07. RIGHTS OF AGENT ...............................................60
SECTION 8.08. INDEPENDENT DIP LENDERS .......................................60
SECTION 8.09. NOTICE OF TRANSFER ............................................61
SECTION 8.10. SUCCESSOR AGENT ...............................................61


                                  ARTICLE 9
                                  GUARANTY

SECTION 9.01. GUARANTY ......................................................61
SECTION 9.02. NO IMPAIRMENT OF GUARANTY .....................................62
SECTION 9.03. SUBROGATION ...................................................63


                                  ARTICLE 10
                                 MISCELLANEOUS

SECTION 10.01. NOTICES ......................................................63
SECTION 10.02. SURVIVAL OF AGREEMENT, REPRESENTATIONS AND WARRANTIES, ETC ...64


                                      iii

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
SECTION 10.03. SUCCESSORS AND ASSIGNS .......................................64
SECTION 10.04. CONFIDENTIALITY ..............................................67
SECTION 10.05. EXPENSES .....................................................67
SECTION 10.06. INDEMNITY ....................................................68
SECTION 10.07. CHOICE OF LAW ................................................68
SECTION 10.08. NO WAIVER ....................................................68
SECTION 10.09. EXTENSION OF MATURITY ........................................68
SECTION 10.10. AMENDMENTS, ETC ..............................................68
SECTION 10.11. SEVERABILITY .................................................70
SECTION 10.12. HEADINGS .....................................................70
SECTION 10.13. EXECUTION IN COUNTERPARTS ....................................70
SECTION 10.14. PRIOR AGREEMENTS .............................................70
SECTION 10.15. FURTHER ASSURANCES ...........................................70
SECTION 10.16. WAIVER OF JURY TRIAL .........................................71


ANNEX A             --        Commitment Amounts
EXHIBIT A           --        Form of Assignment and Acceptance
EXHIBIT B           --        Form of Note
EXHIBIT C           --        Form of Interim Order
EXHIBIT D           --        Form of Security and Pledge Agreement
EXHIBIT E           --        Form of Counsel Opinion
EXHIBIT F           --        Form of Final Order

SCHEDULE 1.01       --        Pre-Petition Credit Agreement Documents
SCHEDULE 3.05       --        Subsidiaries
SCHEDULE 3.06       --        Liens
SCHEDULE 3.11       --        Litigation

         REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of May 4, 2000, among LAROCHE INDUSTRIES INC., a Delaware corporation (the "BORROWER"), a debtor and debtor-in-possession in a case pending under chapter 11 of the Bankruptcy Code, and each of the direct or indirect subsidiaries of the Borrower signatory hereto (each, a "GUARANTOR" and collectively, the "GUARANTORS"), each of which Guarantors is a debtor and debtor-in-possession in a case pending under chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a "CASE" and collectively, the "CASES"), THE CHASE MANHATTAN BANK, a New York banking corporation ("CHASE"), each of the other financial institutions from time to time party hereto (together with Chase, the "DIP Lenders") and THE CHASE MANHATTAN BANK, as agent (in such capacity, the "AGENT") for the DIP Lenders.

                             INTRODUCTORY STATEMENT

         On May 3, 2000 (the "PETITION DATE"), the Borrower and the Guarantors filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and in the management of their business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

         The Borrower has applied to the DIP Lenders for a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $25,000,000, all of the Borrower's obligations under which are to be guaranteed by the Guarantors.

         The proceeds of the Loans will be used for working capital and other general corporate purposes of the Borrower and the Guarantors.

         To provide guarantees and security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents (including, without limitation, the Obligations of the Borrower under Section 6.03(iv)), the Borrower and the Guarantors will provide to the Agent and the DIP Lenders the following (each as more fully described herein):

         (a) a guaranty from each of the Guarantors of the due and punctual payment and performance of the obligations of the Borrower hereunder;

         (b) an allowed administrative expense claim in each of the Cases pursuant to Section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code;

         (c) a perfected first priority Lien, pursuant to Section 364(c)(2) of the Bankruptcy Code, on all unencumbered property of the Borrower and the Guarantors and on all cash and cash equivalents in the Letter of Credit Account, PROVIDED that amounts in the Letter of Credit Account shall not be subject to the Carve-Out hereinafter referred to;

         (d) a perfected Lien, pursuant to Section 364(c)(3) of the Bankruptcy Code, upon all property of the Borrower and the Guarantors (other than the property referred to in paragraph (e) below that is subject to the valid and perfected Liens that presently secure the Borrower's and Guarantors' pre-petition Indebtedness under the Pre-Petition Credit Agreement) that is subject to valid and perfected Liens in existence on the Petition Date or that is subject to valid Liens in existence on the Petition Date that are perfected subsequent to the Petition Date as permitted by Section 546(b) of the Bankruptcy Code or that is subject to Permitted Liens, junior to such valid and perfected Liens; and

         (e) perfected first priority priming Liens, pursuant to Section 364(d)(1) of the Bankruptcy Code, on all property of the Borrower (including, without limitation, accounts receivable, inventory, equipment, interest in leaseholds, intellectual property, rights under license agreements and the capital stock of the direct and indirect domestic Subsidiaries of the Borrower (other than the Borrower's interests in Jefferson City River Terminal LLC and Avondale Ammonia), of the capital stock of LII Europe B.V., and of at least 66% of the capital stock of LII Europe S.A.R.L.) that is subject to (x) the existing Liens that presently secure the Borrower's and Guarantors' pre-petition Indebtedness under or in connection with that certain Amended and Restated Credit Agreement dated as of February 28, 1999, among the Borrower, the several lenders from time to time party thereto and Chase, as administrative agent (as heretofore amended, amended and restated or otherwise modified, the "PRE-PETITION CREDIT AGREEMENT") (but subject to any Liens to which the Liens being primed hereby are subject on the Petition Date or become subject subsequent to the Petition Date as permitted by Section 546(b) of the Bankruptcy
Code) and (y) any Liens granted after the Petition Date to provide adequate protection in respect of the Pre-Petition Credit Agreement, which first priority priming Liens in favor of the Agent and the DIP Lenders shall be senior in all respects to all of such existing Liens under or in connection with the Pre-Petition Credit Agreement, and to any Liens granted after the Petition Date to provide adequate protection in respect thereof; PROVIDED, HOWEVER, that all of the claims and the Liens granted hereunder in the Cases to the Agent and the DIP Lenders shall be subject to the Carve-Out to the extent provided in Section 2.23.

         Accordingly, the parties hereto hereby agree as follows:




                              ARTICLE 1 DEFINITIONS

         SECTION 1.01.  DEFINED TERMS.

         As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Section 2.

         "ADDITIONAL CREDIT" shall have the meaning given such term in Section 4.02(d).

         "ADJUSTED LIBOR RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves. For purposes hereof, the term "LIBOR RATE" shall mean the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a "CONTROLLED PERSON") shall be deemed to be "controlled by" another Person (a "CONTROLLING PERSON") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

         "AGENT" shall have the meaning set forth in the Introduction.

         "AGREEMENT" shall mean this Revolving Credit and Guaranty Agreement, as the same may from time to time be further amended, modified or supplemented.

         "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its Prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced. "BASE CD RATE" shall mean the sum of (a) the quotient of (i) the Three-Month Secondary CD Rate divided by (ii) a percentage expressed as a decimal equal to 100% minus Statutory Reserves and (b) the Assessment Rate. "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the immediately preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(19) during the week following such day), or, if such rate shall not be so reported on such day or such immediately preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the immediately preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving the rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

         "ASSESSMENT RATE" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or any successor) of time deposits made in dollars at the Agent's domestic offices.

         "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a DIP Lender and an Eligible Assignee, and accepted by the Agent, substantially in the form of Exhibit A.

         "BANKRUPTCY CODE" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101, ET SEQ.

         "BANKRUPTCY COURT" shall mean the United States Bankruptcy Court for the District of Delaware or any other court having jurisdiction over the Cases from time to time.

         "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "BORROWER" shall have the meaning set forth on the first page of this Agreement.

         "BORROWING" shall mean the incurrence of Loans of a single Type made by the DIP Lenders on a single date and having, in the case of Eurodollar Loans, a single Interest Period (with any ABR Loan made pursuant to Section 2.16 being considered a part of the related Borrowing of Eurodollar Loans).

         "BORROWING BASE" shall mean, on any date, the amount of the Borrowing Base as of the date of the weekly Borrowing Base Certificate then most recently delivered by the Borrower pursuant to this Agreement (the "BORROWING BASE DATE") that is equal to the sum of (i) 85% of the aggregate amount of Eligible Receivables at the Borrowing Base Date PLUS (ii) 50% of the aggregate amount of Eligible Inventory at the Borrowing Base Date. Borrowing Base standards may be fixed and revised from time to time by the Agent in the Agent's exclusive judgment.

         "BORROWING BASE CERTIFICATE" shall mean a certificate satisfactory in form and substance to the Agent, executed and certified as complete and correct by a Financial Officer of the Borrower, which shall include appropriate exhibits and schedules as referred to therein.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are required or permitted to close (and, for a Letter of Credit, other than a day on which the Fronting Bank issuing such Letter of Credit is closed); PROVIDED, HOWEVER, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market.

         "CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all expenditures (whether paid in cash and not theretofore accrued subsequent to the date of this Agreement or accrued as liabilities during such period and including that portion of Capitalized Leases which is capitalized on the consolidated balance sheet of the Borrower and the Guarantors) net of cash amounts received by the Borrower and the Guarantors from other Persons during such period in reimbursement of Capital Expenditures made by the Borrower and the Guarantors, excluding interest capitalized during construction, by the Borrower and the Guarantors during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or intangibles or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and the Guarantors (including equipment purchased simultaneously with the trade-in of existing equipment owned by the Borrower or any of the Guarantors to the extent of the gross amount of such purchase price less the book value of the equipment being traded in at such time), but excluding expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

         "CAPITALIZED LEASE" shall mean, as applied to any Person, any lease of property by such Person as lessee that would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "CARVE-OUT" shall have the meaning set forth in Section 2.23.

         "CASES" shall mean the Cases under chapter 11 of the Bankruptcy Code of the Borrower and each of the Guarantors pending in the Bankruptcy Court.

         "CHANGE OF CONTROL" shall mean and be deemed to have occurred if any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, and regulations promulgated thereunder) other than Johnnie Lou LaRoche, W. Walter LaRoche III, Victoria E. LaRoche and Louanne
C. LaRoche, shall have acquired the power (whether or not exercised) to elect a majority of Borrower's directors.

         "CHASE" shall have the meaning set forth on the first page of this Agreement.

         "CLOSING DATE" shall mean the date on which this Agreement has been executed and the conditions precedent to the making of the initial Loans set forth in Section 4.01 have been satisfied or waived, which date shall occur promptly upon entry of the Interim Order, but not later than 15 days following the Petition Date.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COLLATERAL" shall mean the Collateral as defined in the Security and Pledge Agreement and all other collateral given, pursuant to orders of the Bankruptcy Court or otherwise, as security for or in connection with the Obligations.

         "COMMITMENT" shall mean, with respect to each DIP Lender, the commitment of each DIP Lender hereunder in the amount set forth opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to this Agreement.

         "COMMITMENT FEE" shall have the meaning set forth in Section 2.20.

         "COMMITMENT LETTER" shall mean that certain Commitment Letter dated May 2, 2000 among the Agent, Chase Securities Inc. and the Borrower.

         "COMMITMENT PERCENTAGE" shall mean at any time, with respect to each DIP Lender, the percentage obtained by dividing its Commitment at such time by the Total Commitment at such time.

         "CONSUMMATION DATE" shall mean the date of the substantial consummation (as defined in Section 1101(2) of the Bankruptcy Code and which, for purposes of this Agreement, shall be no later than the effective date) of a Reorganization Plan of the Borrower or any of the Guarantors that is confirmed pursuant to an order of the Bankruptcy Court.

         "DIP LENDERS" shall have the meaning set forth on the first page of this Agreement.

         "DOLLARS" and "$" shall mean lawful money of the United States of America.

         "EBITDA" shall mean, for any period, all as determined in accordance with GAAP, the consolidated net income (or net loss) of the Borrower and the Guarantors for such period, PLUS (a) the sum of (i) depreciation expense, (ii) amortization expense, (iii) other non-cash expenses, (iv) provision for LIFO adjustment for inventory valuation, (v) net total federal, state and local income tax expense, (vi) gross interest expense for such period less gross interest income for such period, (vii) extraordinary losses, (viii) any non-recurring charge or restructuring charge, (ix) the cumulative net effect (whether positive or negative) of any change in accounting principles and (x) "chapter 11 expenses" (or "administrative costs reflecting chapter 11 expenses") as shown on the Borrower's consolidated statement of income for such period LESS
(b) extraordinary gains PLUS or MINUS (c) the amount of cash received or expended in such period in respect of any amount which, under clauses (iii) and
(viii) above, was taken into account in determining EBITDA for such or any prior period.

         "ELIGIBLE ASSIGNEE" shall mean (i) a commercial bank having total assets in excess of $1,000,000,000; (ii) a finance company, insurance company or other financial institution or fund, in each case acceptable to the Agent, which in the ordinary course of business extends credit of the type contemplated herein and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA; and (iii) any other financial institution satisfactory to the Borrower and the Agent.

         "ELIGIBLE INVENTORY" means, at any date, the value (determined at the lower of cost or market on a first-in, first-out basis) of all Inventory owned by (and in the possession or under the control of) the Borrower or any Guarantor and located in a jurisdiction in the United States of America, as to which appropriate Uniform Commercial Code file search reports have been received and appropriate Uniform Commercial Code financing statements have been filed naming the Borrower or such Guarantor as "DEBTOR" and the Agent as "SECURED PARTY" and in which the Agent has a first priority perfected security interest and as to which all representations and warranties in the applicable Security and Pledge Agreement are true and correct (excluding, however, any such Inventory that is covered by a negotiable document of title or is in transit or has been shipped to a customer, even if on a consignment or "SALE OR RETURN" basis, unless the Required DIP Lenders (in their reasonable judgment) notify the Borrower in writing that any such Inventory may be included in Eligible Inventory); PROVIDED that the Required DIP Lenders (through the Agent) may at any time exclude from Eligible Inventory any type of Inventory that the Required DIP Lenders (in their reasonable judgment) determine to be unmarketable.

         "ELIGIBLE RECEIVABLES" means, at any date, the aggregate of all Receivables at said date due to the Borrower and the Guarantors other than the following (determined without duplication):

                  (a) all Receivables that, at the date of issuance of the respective invoice therefor, were payable more than sixty days after such invoice;

                  (b) any Receivable due from an account debtor whose principal place of business is located outside of the United States of America;

                  (c) any Receivable due from an account debtor which the Required DIP Lenders (through the Agent) have notified the Borrower does not have a satisfactory credit standing (as determined in the reasonable judgment of the Required DIP Lenders);

                  (d) any Receivable that remains unpaid for more than ninety days measured from the date of the original issuance of the invoice therefor;

                  (e) any Receivables that arise from the delivery of Inventory on a bill-and-hold, sale-or-return or guaranteed sale terms basis;

                  (f) all Receivables due from any account debtor if more than 15% of the aggregate amount of the Receivables of such account debtor (exclusive of Receivables described in clause (g) below) have at the time remained unpaid for more than ninety days (measured from the date of the original issuance of the invoice therefor);

                  (g) any Receivable as to which there is any unresolved dispute with, or offset or counterclaim by, the respective account debtor (but only to the extent of such dispute, offset or counterclaim);

                  (h) any Receivable evidenced by an instrument or chattel paper (as defined in Article 9 of the Uniform Commercial Code) not in the possession of the Agent, or which has been reduced to a judgment;

                  (i) if the Receivables due from any account debtor exceed an amount equal to 20% of the aggregate of all Receivables at said date, the amount of such Receivables equal to such excess; and

                  (j) any Receivable with respect to which the Agent does not have a first priority perfected security interest or any of the representations or warranties in the Security and Pledge Agreement is untrue or incorrect.

         "ENVIRONMENTAL LIEN" shall mean a Lien in favor of any Governmental Authority for (i) any liability under federal or state environmental laws or regulations or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and that is under common control within the meaning of Section 4.14(b) or (c) of the Code and the regulations promulgated and rulings issued thereunder.

         "EUROCURRENCY LIABILITIES" shall have the meaning assigned thereto in Regulation D issued by the Board, as in effect from time to time.

         "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar Loans.

         "EURODOLLAR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Section 2.

         "FEES" shall collectively mean the Commitment Fees, Letter of Credit Fees and other fees referred to in Sections 2.19, 2.20 and 2.21.

         "FINAL ORDER" shall have the meaning given such term in Section
4.02(d).

         "FINANCIAL OFFICER" shall mean the Chief Financial Officer, Vice President Finance, Vice President/Operations Controller, Corporate Controller, Treasurer or Assistant Treasurer of the Borrower.

         "FRONTING BANK" shall mean Chase or such other DIP Lender (which other DIP Lender shall be reasonably satisfactory to the Borrower), in their capacities as the issuer(s) of Letters of Credit hereunder, and their respective successors in such capacity as provided for herein. A Fronting Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by an affiliate of such Fronting Bank, in which case the term "Fronting Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate as may agree with Chase to act in such capacity.

         "GAAP" shall mean generally accepted accounting principles applied in accordance with Section 1.02.

         "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

         "GUARANTOR" shall have the meaning set forth on the first page of this Agreement.

         "INDEBTEDNESS" shall mean, at any time and with respect to any Person,
(i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases that have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities and all obligations of such Person in respect of (x) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest rates and (y) interest rate swap, cap or collar agreements and interest rate future or option contracts; (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through
(vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

         "INSUFFICIENCY" shall mean, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

         "INTERIM ORDER" shall have the meaning given such term in Section 4.01(b).

         "INTEREST PAYMENT DATE" shall mean (i) as to any Eurodollar Loan, the last day of each consecutive 30 day period running from the commencement of the applicable Interest Period, and (ii) as to all ABR Loans, the last calendar day of each month and the date on which any ABR Loans are refinanced with Eurodollar Loans pursuant to Section 2.12.

         "INTEREST PERIOD" shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on the date of such Borrowing (including as a result of a refinancing of ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one or three months thereafter, as the Borrower may elect in the related notice delivered pursuant to Sections 2.06(b) or 2.12; PROVIDED, HOWEVER, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, and (ii) no Interest Period shall end later than the Termination Date.

         "INVENTORY" means inventory (as defined in Article 9 of the Uniform Commercial Code) to the extent comprised of readily marketable materials, products or goods of a type manufactured or consumed by the Borrower or any Guarantor in the ordinary course of business as presently conducted (but excluding work-in-process not readily marketable in its current form).

         "INVESTMENTS" shall have the meaning given such term in Section 6.10.

         "LETTER OF CREDIT" shall mean any irrevocable letter of credit issued pursuant to Section 2.03, which letter of credit shall, subject to Section 3.13, be (i) a standby or import documentary letter of credit, (ii) issued for purposes that are consistent with the ordinary course of business of the Borrower or any Subsidiary, or for such other purposes as are reasonably acceptable to the Agent, (iii) denominated in Dollars and (iv) otherwise in such form as may be reasonably approved from time to time by the Agent and the applicable Fronting Bank.

         "LETTER OF CREDIT ACCOUNT" shall mean the account established by the Borrower under the sole and exclusive control of the Agent maintained at the office of the Agent at 270 Park Avenue, New York, New York 10017 designated as the "LaRoche Industries Inc. Letter of Credit Account." and used solely for the purposes set forth in Sections 2.03(b) and 2.13.

         "LETTER OF CREDIT FEES" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.21.

         "LETTER OF CREDIT OUTSTANDINGS" shall mean, at any time, the sum of (i) the aggregate undrawn stated amount of all Letters of Credit then outstanding PLUS (ii) all amounts theretofore drawn under Letters of Credit and not then reimbursed.

         "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

         "LOAN" shall have the meaning given such term in Section 2.01.

         "LOAN DOCUMENTS" shall mean this Agreement, the Letters of Credit, the Security and Pledge Agreement, and any other instrument or agreement executed and delivered in connection herewith.

         "MATURITY DATE" shall mean October 31, 2001.

         "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "MULTIPLE EMPLOYER PLAN" shall mean a Single Employer Plan, that (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

         "NET PROCEEDS" shall mean, (a) in respect of any sale of assets, the proceeds of such sale after the payment of or reservation for expenses that are directly related to (or the need for which arises as a result of) the transaction of sale, including, but not limited to, related severance costs, taxes payable, brokerage commissions, professional expenses, other similar costs that are directly related to the sale and the amount secured by valid Liens, if any, that are senior to the Liens on such assets held by the Agent on behalf of the DIP Lenders and (b) any Major Casualty Proceeds, any Indemnity Proceeds, any Plan

Reversion Proceeds and 50% of the Insurance Payment Amount, each as defined in the Pre-Petition Credit Agreement.

          "OBLIGATIONS" shall mean all obligations, now or hereafter existing, under the DIP Credit Agreement and the other Loan Documents, including, but not limited to, (a) the due and punctual payment of all principal of and interest on the Loans and the reimbursement of all amounts drawn under Letters of Credit,
(b) the due and punctual payment of the Fees and all other present and future, fixed or contingent, obligations of the Borrower and the Guarantors to the DIP Lenders and the Agent under the Loan Documents (including in connection with Indebtedness permitted under Section 6.03(iv) hereof and arising subject to the Petition Date) and (c) any amendments, restatements, renewals, extensions or modifications of any of the foregoing.

         "ORDERS" shall mean the Interim Order and the Final Order of the Bankruptcy Court referred to in Sections 4.01(b) and 4.02(d).

         "OTHER TAXES" shall have the meaning given such term in Section 2.18.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

         "PERMITTED INVESTMENTS" shall mean:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;

          (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within six months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

          (c) investments in certificates of deposit, banker's acceptances and time deposits (including Eurodollar time deposits) maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Agent or the bank with whom the Borrower and the Guarantors maintain their cash management system, PROVIDED, that if such bank is not a DIP Lender hereunder, such bank shall have entered into an agreement with the Agent pursuant to which such bank shall have waived all rights of setoff and confirmed that such bank does not have, nor shall it claim, a security interest therein or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of

America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

          (d) investments in commercial paper maturing within six months from the date of acquisition thereof and issued by (i) the holding company of the Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

          (e) investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (c) above;

          (f) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through
(e) above; and

          (g) to the extent owned on the Petition Date, investments in the capital stock of any direct or indirect Subsidiary of the Borrower.

         "PERMITTED LIENS" shall mean (i) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) in existence on the Petition Date or thereafter imposed by law and created in the ordinary course of business; (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) and interest of ground lessors, that do not interfere materially with the ordinary conduct of the business of the

Borrower or any Guarantor, as the case may be, and that do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Guarantor, as the case may be; (v) purchase money Liens upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property; and (vi) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (v) above, PROVIDED that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby; PROVIDED that the term "PERMITTED LIENS" (x) shall not include any Lien securing Indebtedness (other than the Loans and any reimbursement obligations in respect of any payments made to the beneficiaries thereof by a Fronting Bank pursuant to a Letter of Credit or Liens permitted under clause (v) above) and (y) when used with respect to any Collateral subject to a mortgage, shall mean the "Permitted Liens" or "Permitted Encumbrances" as defined in such mortgage only.

         "PERSON" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

         "PETITION DATE" shall mean May 3, 2000.

         "PLAN" shall mean a single Employer Plan or a Multiemployer Plan.

         "PREPAYMENT DATE" shall mean thirty (30) days after the entry of the Interim Order by the Bankruptcy Court if the Final Order has not been entered by the Bankruptcy Court prior to the expiration of such thirty (30) day period.

         "PRE-PETITION AGENT" shall mean The Chase Manhattan Bank as agent for the Pre-Petition Lenders.

         "PRE-PETITION CREDIT AGREEMENT" shall have the meaning set forth in the Introductory Statement and shall include all of the agreements granting security interests and Liens in property and assets of the Borrower and the Guarantors to the Pre-Petition Lenders, including without limitation, the security agreements, mortgages and leasehold mortgages listed on Schedule 1.01 hereto, each of which documents was executed and delivered (to the extent party thereto) by the Borrower and the Guarantors prior to the Petition Date, as each may have been amended or modified from time to time.

         "PRE-PETITION LENDERS" shall mean, collectively, those certain lenders to the Borrower and the Guarantors (to the extent party thereto) under the Pre-Petition Credit Agreement, together with any successors or assigns thereof.

         "PRE-PETITION PAYMENT" shall mean a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition

Indebtedness or trade payables or other pre-petition claims against the Borrower or any Guarantor.

         "RECEIVABLES" means, as at any date, the unpaid portion of the obligation, payable in U.S. Dollars as stated on the respective invoice, of a customer (other than an Affiliate of the Borrower or the U.S. government or any political subdivision or any agency thereof) of the Borrower or any Guarantor in respect of Inventory purchased and shipped, net of any credits, rebates or offsets owed to the respective customer and also, if the Required DIP Lenders (in their reasonable judgment) shall so specify by notice to the Borrower (through the Agent), net of any commissions payable to third parties.

         "REGISTER" shall have the meaning set forth in section 10.03(d).

         "REORGANIZATION PLAN" shall mean a plan of reorganization in any of the Cases.

         "REQUIRED DIP LENDERS" shall mean, at any time, DIP Lenders holding Loans representing in excess of 50% of the aggregate principal amount of such Loans outstanding or, if no such Loans are outstanding, DIP Lenders having Commitments representing in excess of 50% of the Total Commitment.

         "SECURITY AND PLEDGE AGREEMENT" shall have the meaning set forth in
Section 4.01(c).

         "SINGLE EMPLOYER PLAN" shall mean a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which the Borrower could have liability under Section 4069 of ERISA in the event such Plan has been or were to be terminated.

         "STATUTORY RESERVES" shall mean on any date the percentage (expressed as a decimal) established by the Board and any other banking authority that is
(i) for purposes of the definition of Base CD Rate, the then stated maximum rate of all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City, for new three month negotiable nonpersonal time deposits in dollars of $100,000 or more or (ii) for purposes of the definition of Adjusted LIBOR Rate, the then stated maximum rate for all reserves (including but not limited to any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D issued by the Board, as in effect from time to time). Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

         "SUBSIDIARY" means, with respect to any Person (herein referred to as the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity (whether now existing or hereafter organized) the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (whether now existing or hereafter organized) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "SUBSIDIARY" means any subsidiary of the Borrower.

         "SUPER-MAJORITY DIP LENDERS" shall have the meaning given such term in
Section 10.10(b).

         "SUPERPRIORITY CLAIM" shall mean a claim against the Borrower or any Guarantor in any of the Cases that is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

         "TAXES" shall have the meaning given such term in section 2.18.

         "TERMINATION DATE" shall mean the earliest to occur of (i) the Prepayment Date, (ii) the Maturity Date, (iii) the Consummation Date and (iv) the acceleration of the Loans and the termination of the Total Commitment in accordance with the terms hereof.

         "TERMINATION EVENT" shall mean (i) a "reportable event", as such term is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under Section 4043 of ERISA or such regulations) or an event described in Section 4068 of ERISA excluding events described in
Section 4043(c)(9) of ERISA or 29 CFR Sections 2615.21 or 2615.23 and excluding events that would not be reasonably likely (as reasonably determined by the Agent) to have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors taken as a whole, or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(c) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) providing notice of intent to terminate a plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under
Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA or (v) any other event or condition (other than the commencement of the Cases and the failure to have made any contribution accrued as of the Petition Date but not paid) that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC).

         "TOTAL COMMITMENT" shall mean, at any time, the sum of the Commitments at such time.

         "TRANSFEREE" shall have the meaning given such term in Section 2.18.

         "TYPE" when used in respect of any Loan or Borrowing shall refer to the rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "RATE" shall mean the Adjusted LIBOR Rate and the Alternate Base Rate.

         "UNUSED TOTAL COMMITMENT" shall mean, at any time, (i) the Total Commitment less (ii) the sum of (x) the aggregate outstanding principal amount of all Loans and (y) the aggregate Letter of Credit Outstandings.

         "WITHDRAWAL LIABILITY" shall have the meaning given such term under
Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED, HOWEVER, that for purposes of determining compliance with any covenant set forth in Section 6, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrower's audited financial statements referred to in Section 3.04.

                                    ARTICLE 2
                           AMOUNT AND TERMS OF CREDIT

         SECTION 2.01.  COMMITMENT OF THE DIP LENDERS.

          (a) Each DIP Lender severally and not jointly with the other DIP Lenders agrees, upon the terms and subject to the conditions herein set forth (including, without limitation, the provisions of Section 2.28), to make revolving credit loans (each a "LOAN" and collectively, the "LOANS") to the Borrower at any time and from time to time during the period commencing on the date hereof and ending on the Termination Date (or the earlier date of termination of the Total Commitment) in an aggregate principal amount not to exceed, when added to such DIP Lender's Commitment Percentage of the then aggregate Letter of Credit Outstandings (in excess of the amount of cash then held in the Letter of Credit Account pursuant to Section 2.03(b)), the Commitment of such DIP Lender, which Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the sum of the then outstanding aggregate principal amount of the Loans PLUS the then aggregate Letter of Credit Outstandings exceed the lesser of (i) the Total Commitment of $25,000,000.00, as the same may be reduced from time to time pursuant to Sections 2.10 or 2.14, and (ii) the Borrowing Base.

          (b) Each Borrowing shall be made by the DIP Lenders PRO RATA in accordance with their respective Commitments; PROVIDED, HOWEVER, that the failure of any DIP Lender to make any Loan shall not in itself relieve the other DIP Lenders of their obligations to lend.

         SECTION 2.02. BORROWING BASE. Notwithstanding any other provision of this Agreement to the contrary, the aggregate principal amount of all outstanding Loans plus the then aggregate Letter of Credit Outstandings shall not at any time exceed the Borrowing Base and no Loan shall be made or Letter of Credit issued in violation of the foregoing.

         SECTION 2.03.  LETTERS OF CREDIT.

          (a) Upon the terms and subject to the conditions herein set forth, the Borrower may request a Fronting Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and subject to the terms and conditions contained herein, such Fronting Bank shall issue, for the account of the Borrower or a Guarantor one or more Letters of Credit, PROVIDED that no Letter of Credit shall be issued if after giving effect to such issuance
(i) the aggregate Letter of Credit Outstandings shall exceed $5,000,000 or (ii) the aggregate Letter of Credit Outstandings, when added to the aggregate outstanding principal amount of the Loans, would exceed the Total Commitment and, PROVIDED FURTHER that no Letter of Credit shall be issued if the Fronting Bank shall have received notice from the Agent or the Required DIP Lenders that the conditions to such issuance have not been met.

          (b) No Letter of Credit shall expire later than 60 days after the Maturity Date, PROVIDED that if any Letter of Credit shall be outstanding on the Termination Date, the Borrower shall, at or prior to the Termination Date, except as the Agent may otherwise agree in writing, (i) cause all Letters of Credit that expire after the Termination Date to be returned to the Fronting Bank undrawn and marked "cancelled" or (ii) if the Borrower is unable to do so in whole or in part, either (x) provide a "back-to-back" letter of credit to one or more Fronting Banks in a form satisfactory to such Fronting Bank and the Agent (in their sole discretion), issued by a bank satisfactory to such Fronting Bank and the Agent (in their sole discretion), in an amount equal to 105% of the then undrawn stated amount of all outstanding Letters of Credit issued by such Fronting Banks and/or (y) deposit cash in the Letter of Credit Account in an amount equal to 105% of the then undrawn stated amount of all outstanding Letters of Credit as collateral security for the Borrower's reimbursement obligations in connection therewith, such cash to be remitted to the Borrower upon the expiration, cancellation or other termination or satisfaction of such reimbursement obligations.

          (c) The Borrower shall pay to each Fronting Bank, in addition to such other fees and charges as are specifically provided for in Section 2.21 hereof, such fees and charges in connection with the issuance and processing of the Letter of Credit issued by such Fronting Bank as are customarily imposed by such Fronting Bank from time to time in connection with letter of credit transactions.

          (d) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrower in Dollars not later than the first Business Day following the date of draw and shall bear interest from the date of draw until the first Business Day following the date of draw at a rate per annum equal to the Alternate Base Rate PLUS 2% and thereafter until reimbursed in full at a rate per annum equal to the Alternate Base Rate PLUS 4% (computed on the basis of the actual number of days elapsed over a year of 360 days). The Borrower shall effect such reimbursement (x) if such draw occurs prior to the Termination Date (or the earlier date of termination of the Total Commitment), in cash or through a Borrowing without the satisfaction of the conditions precedent set forth in
Section 4.02 or (y) if such draw occurs on or after the Termination Date (or the earlier date of termination of the Total Commitment), in cash. Each DIP Lender agrees to make the Loans described in clause (x) of the preceding sentence notwithstanding a failure to satisfy the applicable lending conditions thereto or the provisions of Sections 2.02 or 2.28.

          (e) Immediately upon the issuance of any Letter of Credit by any Fronting Bank, such Fronting Bank shall be deemed to have sold to each DIP Lender other than such Fronting Bank and each such other DIP Lender shall be deemed unconditionally and irrevocably to have purchased from such Fronting Bank, without recourse or warranty, an undivided interest and participation, to the extent of such DIP Lender's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the

Borrower and the Guarantors under this Agreement with respect thereto. Upon any change in the Commitments pursuant to Section 10.03, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee DIP Lenders. Any action taken or omitted by a Fronting Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Fronting Bank any resulting liability to any other DIP Lender.

          (f) In the event that a Fronting Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Fronting Bank pursuant to this Section, the Fronting Bank shall promptly notify the Agent, which shall promptly notify each DIP Lender of such failure, and each DIP Lender shall promptly and unconditionally pay to the Agent for the account of the Fronting Bank the amount of such DIP Lender's Commitment Percentage of such unreimbursed payment in Dollars and in same day funds. If the Fronting Bank so notifies the Agent, and the Agent so notifies the DIP Lenders prior to 11:00 a.m. (New York City time) on any Business Day, each of such DIP Lenders shall make available to the Fronting Bank such DIP Lender's Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such DIP Lender shall not have so made its Commitment Percentage of the amount of such payment available to the Fronting Bank, such DIP Lender agrees to pay to such Fronting Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of such Fronting Bank at the Federal Funds Effective Rate. The failure of any DIP Lender to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other DIP Lender of its obligation hereunder to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no DIP Lender shall be responsible for the failure of any other DIP Lender to make available to such Fronting Bank such other DIP Lender's Commitment Percentage of any such payment. Whenever a Fronting Bank receives a payment of a reimbursement obligation as to which it has received any payments from the DIP Lenders pursuant to this paragraph, such Fronting Bank shall pay to each DIP Lender which has paid its Commitment Percentage thereof, in Dollars and in same day funds, an amount equal to such DIP Lender's Commitment Percentage thereof.

         SECTION 2.04. ISSUANCE. Whenever the Borrower desires a Fronting Bank to issue a Letter of Credit, it shall give to such Fronting Bank and the Agent at least two Business Days' prior written (including telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon by the Agent, the Borrower and the Fronting Bank) specifying the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the conditions for the drawing thereof, the expiration date of such Letter of Credit and the name and address of the beneficiary thereof.

         SECTION 2.05. NATURE OF LETTER OF CREDIT OBLIGATIONS ABSOLUTE. The obligations of the Borrower to reimburse the DIP Lenders for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Fronting Bank of any draft or the reimbursement by the Borrower thereof):
(i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right that the Borrower or any Guarantor may have at any time against a beneficiary of any Letter of Credit or against any of the DIP Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by a Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, that is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing.

         SECTION 2.06.  MAKING OF LOANS.

          (a) Except as contemplated by Section 2.11, Loans shall be either ABR Loans or Eurodollar Loans as the Borrower may request subject to and in accordance with this Section, PROVIDED that all Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Each DIP Lender may fulfill its Commitment with respect to any Eurodollar Loan or ABR Loan by causing any lending office of such DIP Lender to make such Loan; PROVIDED that any such use of a lending office shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Each DIP Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office that will not result in the payment of increased costs by the Borrower pursuant to Section 2.15. Subject to the other provisions of this Section and the provisions of Section 2.12, Borrowings of Loans of more than one Type may be incurred at the same time, PROVIDED that no more than five (5) Borrowings of Eurodollar Loans may be outstanding at any time.

          (b) The Borrower shall give the Agent prior notice of each Borrowing hereunder of at least three Business Days for Eurodollar Loans and one Business Day for ABR Loans; such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $1,000,000 in the case of Eurodollar Loans and not less than $500,000 in the case of ABR Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Agent not later than 1:00 p.m., New York City time, on the third

Business Day in the case of Eurodollar Loans and the first Business Day in the case of ABR Loans, preceding the date on which such Borrowing is to be made except as provided in the last sentence of this Section 2.06(b). Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of ABR Loans or Eurodollar Loans. If no election is made as to the Type of Loan, such notice shall be deemed a request for Borrowing of ABR Loans. The Agent shall promptly notify each DIP Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing or Loans being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each DIP Lender shall make its share of the Borrowing available at the office of the Agent at 270 Park Avenue, New York, New York 10017, no later than 12:00 noon, New York City time, in immediately available funds. Upon receipt of the funds made available by the DIP Lenders to fund any borrowing hereunder, the Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Borrower and shall use reasonable efforts to make the funds so received from the DIP Lenders available to the Borrower no later than 2:00 p.m. New York City time (other than as provided in the following sentence).

         SECTION 2.07.  REPAYMENT OF LOANS; EVIDENCE OF DEBT.

          (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each DIP Lender the then unpaid principal amount of each Loan on the Termination Date.

          (b) Each DIP Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such DIP Lender resulting from each Loan made by such DIP Lender, including the amounts of principal and interest payable and paid to such DIP Lender from time to time hereunder.

          (c) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each DIP Lender hereunder and
(iii) the amount of any sum received by the Agent hereunder for the account of the DIP Lenders and each DIP Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any DIP Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any DIP Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such DIP

Lender a promissory note payable to the order of such DIP Lender (or, if requested by such DIP Lender, to such DIP Lender and its registered assigns) in the form attached hereto as Exhibit B. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.03) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.08.  INTEREST ON LOANS.

          (a) Subject to the provisions of Section 2.09, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Alternate Base Rate PLUS 2%.

          (b) Subject to the provisions of Section 2.09, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such Borrowing PLUS 3%.

          (c) Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at maturity (whether by acceleration or otherwise), after such maturity on demand and (with respect to Eurodollar Loans) upon any repayment or prepayment thereof (on the amount prepaid).

         SECTION 2.09. DEFAULT INTEREST. If the Borrower or any Guarantor, as the case may be, shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.03(d) of any draft drawn under a Letter of Credit), whether at stated maturity, by acceleration or otherwise, the Borrower or such Guarantor, as the case may be, shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (x) in the case of Borrowings consisting of Eurodollar Loans, the Adjusted LIBOR Rate in effect for such Borrowing PLUS 5% and (y) in the case of all other amounts, the Alternate Base Rate PLUS 4%.

         SECTION 2.10. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENT. Upon at least two Business Days' prior written notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Commitment. Each such reduction of the Commitments shall be in the principal amount of $1,000,000 or any integral multiple thereof. Simultaneously with each reduction or termination of the Commitment, the Borrower shall pay to the Agent for the account of each DIP Lender the Commitment Fee accrued on the amount of the

Commitment of such DIP Lender so terminated or reduced through the date thereof. Any reduction of the Total Commitment pursuant to this Section shall be applied PRO RATA to reduce the Commitment of each DIP Lender.

         SECTION 2.11. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted LIBOR Rate, the Agent shall, as soon as practicable thereafter, give written or telegraphic notice of such determination to the Borrower and the DIP Lenders, and any request by the Borrower for a Borrowing of Eurodollar Loans (including pursuant to a refinancing with Eurodollar Loans) pursuant to Section
2.06 or 2.12 shall be deemed a request for a Borrowing of ABR Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of ABR Loans.

         SECTION 2.12. REFINANCING OF LOANS. The Borrower shall have the right, at any time, on three Business Days' prior irrevocable notice to the Agent (which notice, to be effective, must be received by the Agent not later than 1:00 p.m., New York City time, on the third Business Day preceding the date of any refinancing), (x) to refinance (without the satisfaction of the conditions set forth in Section 4 as a condition to such refinancing) any outstanding Borrowing or Borrowings of Loans of one Type (or a portion thereof) with a Borrowing of Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

                  (a) as a condition to the refinancing of ABR Loans with Eurodollar Loans and to the continuation of Eurodollar Loans for an additional Interest Period, no Event of Default shall have occurred and be continuing at the time of such refinancing;

                  (b) if less than a full Borrowing of Loans shall be refinanced, such refinancing shall be made pro rata among the DIP Lenders in accordance with the respective principal amounts of the Loans comprising such Borrowing held by the DIP Lenders immediately prior to such refinancing;

                  (c) the aggregate principal amount of Loans being refinanced shall be at least $1,000,000, PROVIDED that no partial refinancing of a Borrowing of Eurodollar Loans shall result in the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000 in aggregate principal amount;

                  (d) each DIP Lender shall effect each refinancing by applying the proceeds of its new Eurodollar Loan or ABR Loan, as the case may be, to its Loan being refinanced;

                  (e) the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a refinancing or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of refinancing or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

                  (f) a Borrowing of Eurodollar Loans may be refinanced only on the last day of an Interest Period applicable thereto; and

                  (g) each request for a refinancing with a Borrowing of Eurodollar Loans that fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

In the event that the Borrower shall not give notice to refinance any Borrowing of Eurodollar Loans, or to continue such Borrowing as Eurodollar Loans, or shall not be entitled to refinance or continue such Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of ABR Loans at the expiration of the then-current Interest Period. The Agent shall, after it receives notice from the Borrower, promptly give each DIP Lender notice of any refinancing, in whole or part, of any Loan made by such DIP Lender.

          SECTION 2.13. MANDATORY PREPAYMENT, COMMITMENT REDUCTION AND TERMINATION; CASH COLLATERAL.

          (a) On the date on which the Borrower or any of the Guarantors receive any Net Proceeds, the Total Commitment shall be reduced by an amount equal to the amount of such Net Proceeds, PROVIDED that if the Net Proceeds are less than $500,000, such reduction shall be made upon receipt of Net Proceeds such that, together with all other such amounts not previously applied, aggregate Net Proceeds are equal to at least $500,000.

          (b) If at any time the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings exceeds the lesser of (x) the Total Commitment (after giving effect to any reduction thereof pursuant to Subsection (a)) and (y) the Borrowing Base, the Borrower will, within one Business Day, (i) prepay the Loans in an amounts necessary to cause the aggregate principal amount of the outstanding Loans PLUS the aggregate Letter of Credit Outstandings to be equal to or less than the Total Commitment and/or the Borrowing Base, as the case may be, and (ii) if, after giving effect to the prepayment in full of the Loans, the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account exceeds the Total

Commitment and/or the Borrowing Base, as the case may be, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account so exceeds the Total Commitment or Borrowing Base, as the case may be.

          (c) Upon the Termination Date, the Total Commitment shall be terminated in full and the Borrower shall pay the Loans in full and, except as the Agent may otherwise agree in writing, if any Letter of Credit remains outstanding, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the sum of the aggregate Letter of Credit Outstandings exceeds the amount of cash held in the Letter of Credit Account, such cash to be remitted to the Borrower upon the expiration, cancellation, satisfaction or other termination of such reimbursement obligations, or otherwise comply with
Section 2.03(b).

          (d) The Borrower shall notify the Agent by telephone (confirmed by telecopy) of any prepayment or reduction under this Section not later than 12:30 p.m., New York City time, three Business Days before the date of prepayment or reduction, as the case may be (or, solely if such prepayment will be a prepayment of ABR Loans only, no later than 12:30 p.m., New York City time, on the date of such prepayment). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice, the Agent shall advise the affected Lenders of the contents thereof.

          SECTION 2.14. OPTIONAL PREPAYMENT OF LOANS; REIMBURSEMENT OF DIP LENDERS.

          (a) The Borrower shall have the right at any time and from time to time to prepay any Loans, in whole or in part, (x) with respect to Eurodollar Loans, upon at least three Business Days' prior written, telex or facsimile notice to the Agent and (y) with respect to ABR Loans on the same Business Day if written, telex or facsimile notice is received by the Agent prior to 1:00 p.m., New York City time, and thereafter upon at least one Business Day's prior written, telex or facsimile notice to the Agent; PROVIDED, HOWEVER, that (i) each such partial prepayment shall be in multiples of $500,000, and, in any event not less than $1,000,000 and (ii) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.14(a) other than on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in clause (i) of the first sentence of Section 2.14(b), and (iii) no partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. The Agent shall, promptly after receiving notice from the Borrower hereunder, notify each

DIP Lender of the principal amount of the Loans held by such DIP Lender that are to be prepaid, the prepayment date and the manner of application of the prepayment.

          (b) The Borrower shall reimburse each DIP Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released
(i) resulting from any prepayment (for any reason whatsoever, including, without limitation, refinancing with ABR Loans) of any Eurodollar Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan (including, without limitation, any such prepayment in connection with the syndication of the credit facility evidenced by this Agreement) or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.06 in respect of Eurodollar Loans, such Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such DIP Lender of its obligations hereunder. Such loss shall be the amount as reasonably determined by such DIP Lender as the excess, if any, of (A) the amount of interest which would have accrued to such DIP Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBOR Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with ABR Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such DIP Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Each DIP Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such DIP Lender.

          (c) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.14(a), the Borrower on demand by any DIP Lender shall pay to the Agent for the account of such DIP Lender any amounts required to compensate such DIP Lender for any loss incurred by such DIP Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such DIP Lender to fulfill deposit obligations incurred in anticipation of such prepayment, but without duplication of any amounts paid under Section 2.14(b). Each DIP Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such DIP Lender.

          (d) Any partial prepayment of the Loans by the Borrower pursuant to Sections 2.13 or 2.14 shall be applied as specified by the Borrower or, in the absence of such specification, as determined by the Agent, and shall be applied to repay ratably the Loan of the several DIP Lenders included within such Borrowing or Borrowings, PROVIDED that in the latter case no Eurodollar Loans shall be prepaid pursuant to Section 2.13 to the extent that such Loan has an Interest Period ending after the required date of prepayment unless and until all outstanding ABR Loans and Eurodollar Loans with Interest Periods ending on such date have been repaid in full.

         SECTION 2.15.  RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.

          (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any DIP Lender of the principal of or interest on any Eurodollar Loan made by such DIP Lender or any fees or other amounts payable hereunder (other than changes in respect of Taxes, Other Taxes and taxes imposed on, or measured by, the net income or overall gross receipts or franchise taxes of such DIP Lender by the jurisdiction in which such DIP Lender has its principal office or in which the applicable lending office for such Eurodollar Loan is located or by any political subdivision or taxing authority therein, or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which such DIP Lender would not be subject to tax but for the execution and performance of this Agreement), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such DIP Lender (except any such reserve requirement that is reflected in the Adjusted LIBOR Rate) or shall impose on such DIP Lender or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans made by such DIP Lender, and the result of any of the foregoing shall be to increase the cost to such DIP Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such DIP Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such DIP Lender to be material, then the Borrower will pay to such DIP Lender in accordance with paragraph (c) below such additional amount or amounts as will compensate such DIP Lender for such additional costs incurred or reduction suffered.

          (b) If any DIP Lender shall have determined that the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation of administration thereof, or compliance by any DIP Lender (or any lending office of such Bank) or any DIP Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such DIP Lender's capital or on the capital of such DIP Lender's holding company, if any, as a consequence of this Agreement, the Loans made by such DIP Lender pursuant hereto, such DIP Lender's Commitment hereunder or the issuance of, or participation in, any Letter of Credit by such DIP Lender to a level below that which such DIP Lender or such DIP Lender's holding company could have achieved but for such adoption, change or compliance (taking into account DIP Lender's policies and the policies of such DIP Lender's holding company with respect to capital adequacy by an amount deemed by such DIP Lender to be material, then from time to time the Borrower shall pay to such DIP Lender such additional amount or amounts as will compensate such DIP Lender or such DIP Lender's holding company for any such reduction suffered.

          (c) A certificate of each DIP Lender setting forth such amount or amounts as shall be necessary to compensate such DIP Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each DIP Lender the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same. Any DIP Lender receiving any such payment shall promptly make a refund thereof to the Borrower if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

          (d) Failure on the part of any DIP Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such DIP Lender's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each DIP Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

         SECTION 2.16.  CHANGE IN LEGALITY.

          (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change after the date of this Agreement in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a DIP Lender to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any DIP Lender determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof that adversely affect the London interbank market or the position of such DIP Lender in such market, then, by written notice to the Borrower, such DIP Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such DIP Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any DIP Lender shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the

Eurodollar Loans that would have been made by such DIP Lender or the converted Eurodollar Loans of such DIP Lender shall instead be applied to repay the ABR Loans made by such DIP Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

          (b) For purposes of this Section 2.16, a notice to the Borrower by any DIP Lender pursuant to paragraph (a) above shall be effective, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period, otherwise, such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.17. PRO RATA TREATMENT, ETC. All payments and repayments of principal and interest in respect of the Loans (except as provided in Sections
2.15 and 2.16) shall be made pro rata among the DIP Lenders in accordance with the then outstanding principal amount of the Loans and/or participations in Letter of Credit Outstandings and all outstanding undrawn Letters of Credit (and the unreimbursed amount of drawn Letters of Credit) hereunder and all payments of Commitment Fees and Letter of Credit Fees (other than those payable to a Fronting Bank) shall be made pro rata among the DIP Lenders in accordance with their Commitments. All payments by the Borrower hereunder shall be (i) net of any tax applicable to the Borrower or Guarantor and (ii) made in Dollars in immediately available funds at the office of the Agent at 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full or converted to a Loan of a different Type.

         SECTION 2.18.  TAXES.

          (a) Any and all payments by the Borrower or any Guarantor hereunder shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING (i) taxes imposed on or measured by the net income or overall gross receipts of the Agent or any DIP Lender (or, as contemplated by Section 10.3 hereof, any transferee or assignee thereof, including a participation holder (any such entity being called a "TRANSFEREE")) and franchise taxes imposed on the Agent or any DIP Lender (or Transferee) by the United States or any jurisdiction under the laws of which the Agent or any DIP Lender (or Transferee) by the United States or any jurisdiction under the laws of which the Agent or any such DIP Lender (or Transferee) is located or any political subdivision thereof or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which the Agent or such DIP Lender would not be subject to tax but for the execution and performance of this Agreement and (ii) taxes, levies, imposts, deductions, charges or withholdings ("AMOUNTS") with respect to payments hereunder to a DIP Lender (or Transferee) in accordance with laws in effect on the later of the date of this Agreement and the date such DIP Lender (or Transferee) becomes a DIP Lender (or Transferee, as the case may be), but not excluding, with respect to such DIP Lender (or Transferee), any increase in such Amounts solely as a result of any change in such laws occurring after such later date or any Amounts that would not have been imposed but for actions (other than actions contemplated by this Agreement) taken by the Borrower after such later date (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower or any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the DIP Lenders (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such DIP Lender (or Transferee) or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

          (c) The Borrower will indemnify each DIP Lender (or Transferee) and the Agent for the full amount of Taxes and Other Taxes paid by such DIP Lender (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any DIP Lender (or Transferee) or the Agent, as the case may be, makes written demand therefor. If a DIP Lender (or Transferee) or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any DIP Lender (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section with respect to such refund plus interest that is received by the DIP Lender (or Transferee) or the Agent as part of the refund), net of all out-of-pocket expenses of such DIP Lender (or Transferee) or the Agent and without additional interest thereon; PROVIDED that the Borrower, upon the request of such DIP Lender (or Transferee) or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such DIP Lender (or

Transferee) or the Agent in the event such DIP Lender (or Transferee) or the Agent is required to repay such refund. Nothing contained in this subsection (c) shall require any DIP Lender (or Transferee) or the Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any DIP Lender (or Transferee) or the Agent, the Borrower will furnish to the Agent, at its address referred to on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder.

          (f) Each DIP Lender (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including (A) Internal Revenue Service Form W-8 or W-9 and (B) Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such DIP Lender (or Transferee) establishing that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such DIP Lender (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that such payments hereunder or are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate.

          (g) The Borrower shall not be required to pay any additional amounts to any DIP Lender (or Transferee) in respect of United States Federal withholding tax pursuant to subsection (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such DIP Lender (or Transferee) to comply with the provisions of subsection (f) above.

          (h) Any DIP Lender (or Transferee) claiming any additional amounts payable pursuant to this Section 2.18 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole reasonable determination of such DIP Lender, be otherwise materially disadvantageous to such DIP Lender (or Transferee).

          SECTION 2.19. CERTAIN FEES. The Borrower shall pay to the Agent, for the respective accounts of the Agent and the DIP Lenders, the fees set forth in that certain letter dated May 2, 2000 among the Agent, Chase Securities Inc. and the Borrower at the times set forth therein.

         SECTION 2.20. COMMITMENT FEE. The Borrower shall pay to the DIP Lenders a commitment fee (the "COMMITMENT FEE") for the period commencing on the date the Commitment Letter is executed to the Termination Date or the earlier date of termination of the Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of one-half of one percent (1/2 of 1%) per annum on the average daily Unused Total Commitment. Such Commitment Fee, to the extent then accrued, shall be payable (x) monthly, in arrears, on the last calendar day of each month, (y) on the Termination Date and
(z) as provided in Section 2.10 hereof, upon any reduction or termination in whole or in part of the Total Commitment.

         SECTION 2.21. LETTER OF CREDIT FEES. The Borrower shall with respect to each Letter of Credit (i) to the Agent on behalf of the DIP Lenders a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of (x) three (3%) per annum on the daily average Letter of Credit Outstandings and (ii) to the Fronting Bank such Fronting Bank's customary fees for issuance, amendments and processing referred to in Section 2.03. In addition, the Borrower agrees to pay each Fronting Bank for its account a fronting fee in respect of each Letter of Credit issued by such Fronting Bank, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit, computed at a rate, and payable at times, to be determined by such Fronting Bank, the Borrower and the Agent. Accrued fees described in clause (i) of the first sentence of this paragraph in respect of each Letter of Credit shall be due and payable monthly in arrears on the last calendar day of each month and on the Termination Date, or such earlier date as the Total Commitment is terminated. Accrued fees described in clause (ii) of the first sentence of this paragraph in respect of each Letter of Credit shall be payable at times to be determined by the Fronting Bank, the Borrower and the Agent.

         SECTION 2.22. NATURE OF FEES. All Fees shall be paid on the dates due, in immediately available funds, to the Agent for the respective accounts of the Agent and the DIP Lenders, as provided herein and in the letter described in
Section 2.19. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.23.  PRIORITY AND LIENS.

          (a) The Borrower and each of the Guarantors hereby covenants, represents and warrants that, upon entry of the Interim Order, the Obligations of the Borrower and the Guarantors hereunder and under the Loan Documents and in respect of Indebtedness permitted by Section 6.03(iv) (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute allowed administrative expense claims in the Cases having priority over all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code, (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on all unencumbered property of the Borrower and the Guarantors and on all cash maintained in the Letter of Credit Account and any direct investments of the funds contained therein, (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected Lien upon all property of the Borrower and the Guarantors (other than the property that is subject to existing Liens that presently secure the obligations of the Borrower under the Pre-Petition Credit Agreement, as to which the Lien in favor of the Agent and the DIP Lenders will be as described in clause (iv) of this sentence) that is subject to valid and perfected liens in existence on the Petition Date or to valid Liens in existence on the Petition Date that are perfected subsequent to the Petition Date as permitted by Section 546(b) of the Bankruptcy Code or to Permitted Liens, junior to such valid and perfected Liens and (iv) pursuant to Section 364(d)(1) of the Bankruptcy Code, shall be secured by a perfected first priority, senior priming Lien on all property of the Borrower and the Guarantors (including without limitation, accounts receivable, inventory, equipment, interests in leaseholds, intellectual property, rights under license agreements and the capital stock of all direct and indirect domestic Subsidiaries of the Borrower (other than the Borrower's interests in Jefferson City River Terminal LLC and Avondale Ammonia), of the capital stock of LII Europe B.V. and of at least 66% of the capital stock of LII Europe S.A.R.L. and, in each case, the proceeds thereof) that is subject to existing liens that presently secure the Borrower's pre-petition Indebtedness under the Pre-Petition Credit Agreement (but subject to any Liens in existence on the Petition Date to which the Liens being primed hereby are subject or become subject subsequent to the Petition Date as permitted by Section 546(b) of the Bankruptcy Code) and any Liens granted after the Petition Date to provide adequate protection in respect of the Pre-Petition Credit Agreement, subject only to (x) in the event of the occurrence and during the continuance of an Event of Default or an event that would constitute an Event of Default with the giving of notice or lapse of time or both, the payment of allowed and unpaid professional fees and disbursements incurred by the Borrower, the Guarantors and any statutory committees appointed in the Cases in an aggregate amount not in excess of $1,250,000.00 and (y) the payment of unpaid fees pursuant to 28 U.S.C. ss. 1930 and to the Clerk of the Bankruptcy Court (collectively, the "CARVE-OUT"), PROVIDED that amounts in the Letter of Credit Account and any investment of the funds contained therein shall not be subject to the Carve-Out, and PROVIDED FURTHER, that, except as otherwise provided in the Orders, no portion of the Carve-Out shall be utilized for the payment of professional fees and disbursements incurred in connection with any investigation of or challenge to the amount, extent, priority, validity, perfection or enforcement of the indebtedness of the Borrower and the Guarantors owing to the Pre-Petition Lenders or to the collateral securing such indebtedness. The DIP Lenders agree that so long as no Event of Default or event which with the giving of notice or lapse of time or both would constitute an Event of Default shall have occurred, the Borrower and the Guarantors shall be permitted to pay compensation and reimbursement of expenses allowed and payable under 11 U.S.C. Section 330 and 11 U.S.C. Section 331, as the same may be due and payable, and the same shall not reduce the Carve-Out.

         (b) As to all real property the title to which is held by the Borrower or any of the Guarantors, or the possession of which is held by the Borrower or any of the Guarantors pursuant to leasehold interest, and which secures the obligations under the Pre-Petition Credit Agreement, the Borrower and each Guarantor hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Agent on behalf of the DIP Lenders all of the right, title and interest of the Borrower and such Guarantor in all of such owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrower and such Guarantor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrower and each Guarantor acknowledges that, pursuant to the Orders, the Liens in favor of the Agent on behalf of the DIP Lenders in all of such real property and leasehold instruments shall be perfected without the recordation of any instruments of mortgage or assignment. The Borrower and each Guarantor further agree that, upon the request of the Agent, the Borrower and such Guarantor shall enter into separate fee and leasehold mortgages in recordable form with respect to such properties on terms reasonably satisfactory to the Agent and take all steps necessary to record and perfect such mortgages and real property liens under applicable non-bankruptcy law.

         SECTION 2.24. RIGHT OF SET-OFF. Subject to the provisions of Section 7.01, upon the occurrence and during the continuance of any Event of Default, the Agent and each DIP Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent and each such DIP Lender to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of such Borrower or Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such DIP Lender shall have made any demand under any Loan Document and although such obligations may not have been accelerated. Each DIP Lender and the Agent agrees promptly to notify the Borrower and Guarantors after any such set-off and application made by such DIP Lender or by the Agent, as the case may be, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each DIP Lender and the Agent under this Section are in addition to other rights and remedies that such DIP

Lender and the Agent may have upon the occurrence and during the continuance of any Event of Default.

         SECTION 2.25. SECURITY INTEREST IN LETTER OF CREDIT ACCOUNT. Pursuant to Section 364(c)(2) of the Bankruptcy Code, the Borrower and the Guarantors hereby assign and pledge to the Agent, for its benefit and for the ratable benefit of the DIP Lenders, and hereby grant to the Agent, for its benefit and for the ratable benefit of the DIP Lenders, a first priority security interest, senior to all other Liens, if any, in all of the Borrower's and the Guarantors' right, title and interest in and to the Letter of Credit Account and direct investment of the funds contained therein. Cash held in the Letter of Credit Account shall not be available for use by the Borrower, whether pursuant to
Section 363 of the Bankruptcy Code or otherwise.

         SECTION 2.26. PAYMENT OF OBLIGATIONS. Subject to the provisions of
Section 7.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Borrower and the Guarantors, the DIP Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

         SECTION 2.27. NO DISCHARGE: SURVIVAL OF CLAIMS. Each of the Borrower and the Guarantors agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming any Plan of Reorganization (and each of the Borrower and the Guarantors, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Agent and the DIP Lenders pursuant to the Order and described in Section 2.23 and the Liens granted to the Agent pursuant to the order and described in Sections 2.23 and 2.25 shall not be affected in any manner by the entry of an order confirming any Plan of Reorganization.

         SECTION 2.28. USE OF CASH COLLATERAL. Notwithstanding anything to the contrary contained herein, the Borrower shall not be permitted (i) to request a Borrowing under Section 2.06 or request the issuance of a Letter of Credit under
Section 2.04 unless the Bankruptcy Court shall have entered the Interim Order or
(ii) to request a Borrowing under Section 2.06 unless the Borrower and the Guarantors shall at that time have the use of all cash collateral subject to the Orders for the purposes described in Section 3.10.




                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the DIP Lenders to make Loans and issue and/or participate in Letters of Credit hereunder, the Borrower and each of the Guarantors jointly and severally represent and warrant as follows:

         SECTION 3.01. ORGANIZATION AND AUTHORITY. Each of the Borrower and the Guarantors (i) is a corporation duly organized and validly existing under the laws of the State of its incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors taken as a whole, (ii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final order, when applicable) has the requisite corporate power and authority to effect the transactions contemplated hereby, and by the other Loan Documents to which it is a party and (iii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

         SECTION 3.02. DUE EXECUTION. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), the execution, delivery and performance by each of the Borrower and the Guarantors of each of the Loan Documents to which it is a party (i) are within the respective corporate powers of each of the Borrower and the Guarantors, have been duly authorized by all necessary corporate action including the consent of shareholders where required, and do not (A) contravene the charter or by-laws of any of the Borrower or the Guarantors, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System), or any order or decree of any court or governmental instrumentality, (C) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust entered into after the Petition Date or any material lease, agreement or other instrument entered into after the Petition Date binding on the Borrower or the Guarantors or any of their properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrower or the Guarantors other than the Liens granted pursuant to this Agreement, the other Loan documents or the Orders; and do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than the entry of the Orders. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), this Agreement has been duly executed and delivered by each of the Borrower and the Guarantors. This Agreement, is, and each of the other Loan Documents to which the borrower and each of the Guarantors is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower and each Guarantor, as the case may be, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with its terms and the Orders.

          SECTION 3.03. STATEMENTS MADE. The information that has been delivered in writing by the Borrower or any of the Guarantors to the Agent or to the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contains no untrue statement of a material fact and does not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such information constitutes projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower or such Guarantor to be reasonable at the time such projections were furnished.

         SECTION 3.04. FINANCIAL STATEMENTS. The Borrower has furnished the DIP Lenders with copies of (i) the audited consolidated financial statement and schedules of the Borrower for the fiscal year ended February 28, 1999 and (ii) the unaudited consolidated financial statement and schedules of the Borrower for the fiscal quarter ended November 30, 1999. Such financial statements present fairly the financial condition and results of operations of the Borrower and the Guarantors on a consolidated basis as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Borrower and the Guarantors as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in a manner consistent with GAAP, subject (in the case of such fiscal quarter statement) to normal year end adjustments. No material adverse change in the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower and the Guarantors, taken as a whole, has occurred from that set forth in the Borrower's consolidated financial statements for the fiscal year ended February 28, 1999 or the fiscal quarter ended November 30, 1999 other than those which customarily occur as a result of events leading up to and following the commencement of a proceeding under chapter 11 of the Bankruptcy Code and the commencement of the Cases (including, without limitation, those reflected in the financial projections heretofore made available to the Agent).

         SECTION 3.05. OWNERSHIP. Each of the Persons listed on Schedule 3.05 is a wholly-owned, direct or indirect subsidiary of the Borrower, and the Borrower owns no other Subsidiaries, whether directly or indirectly, other than as set forth on Schedule 3.05.

         SECTION 3.06. LIENS. Except for Liens existing on the Petition Date as reflected on Schedule 3.06, there are no Liens of any nature whatsoever on any assets of the Borrower or any of the Guarantors other than: (i) Liens granted pursuant to the Pre-Petition Credit Agreement; (ii) Permitted Liens; (iii) Liens permitted pursuant to section 6.01(ii); and (iv) Liens in favor of the Agent and the DIP Lenders. Neither the Borrower nor the Guarantors are parties to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of the Borrower or any Guarantor or otherwise result in a violation of this Agreement other than the Liens granted to the Agent and the DIP Lenders as provided for in this Agreement.

         SECTION 3.07. COMPLIANCE WITH LAW. (a) (i) The operations of the Borrower and the Guarantors comply in all material respects with all applicable environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.); (ii) to the Borrower's and each of the Guarantor's knowledge, none of the operations of the Borrower or the Guarantors is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure by the Borrower or any Guarantor is needed to respond to a release of any Hazardous Waste or Hazardous Substance (as such terms are defined in any applicable state or Federal environmental law or regulations) into the environment; and (iii) to the Borrower's and each of the Guarantor's knowledge, the Borrower and the Guarantors do not have any material contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

          (b) Neither the Borrower nor any Guarantor is, to the best of its knowledge, in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, would have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors taken as a whole.

         SECTION 3.08. INSURANCE. All policies of insurance of any kind or nature owned by or issued to the Borrower and the Guarantors, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by companies of the size and character of the Borrower and the Guarantors.

         SECTION 3.09. THE ORDERS. On the date of the making of the initial Loans or the issuance of the initial Letters of Credit hereunder, whichever first occurs, the Interim Order will have been entered and will not have been stayed, amended, vacated, reversed or rescinded. On the date of the making of any Loan other issuance of any Letter of Credit, the Interim Order or the Final Order, as the case may be, will have been entered and will not have been amended, stayed, vacated or rescinded. Upon the maturity (whether by the acceleration or otherwise) of any of the obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the DIP Lenders shall, subject to the provisions of Section 7.01, be entitled to immediate payment of such obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

          SECTION 3.10. USE OF PROCEEDS. The proceeds of the Loans shall be used for working capital and for other general corporate purposes of the Borrower and the Guarantors.

         SECTION 3.11. LITIGATION. Other than as set forth on Schedule 3.11, there are no unstayed actions, suits or proceedings pending or, to the knowledge of the Borrower or the Guarantors, threatened against or affecting the Borrower or the Guarantors or any of their respective properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that are reasonably likely to be determined adversely to the Borrower or the Guarantors and, if so determined adversely to the Borrower or the Guarantors would have a material adverse effect on the financial condition, business, properties, prospects, operations or assets of the Borrower and the Guarantors, taken as a whole.

         SECTION 3.12. INTENTIONALLY BLANK.

         SECTION 3.13. LETTERS OF CREDIT. Letters of Credit issued hereunder will not be used for purposes of securing obligations to or providing for the payment of any vendor or supplier located in the United States of the Borrower or any Guarantor.




                                   ARTICLE 4
                             CONDITIONS OF LENDING

         SECTION 4.01. CONDITIONS PRECEDENT TO INITIAL LOANS AND INITIAL LETTERS OF CREDIT. The obligation of the DIP Lenders to make the initial Loans or the Fronting Banks to issue the initial Letters of Credit, whichever may occur first, is subject to the following conditions precedent:

          (a) SUPPORTING DOCUMENTS. The Agent shall have received for each of the Borrower and the Guarantors:

                   (i) a copy of such entity's certificate of incorporation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation;

                  (ii) a certificate of such Secretary of State, dated as of a recent date, as to the good standing of and payment of taxes by that entity and as to the charter documents on file in the office of such Secretary of State; and

                 (iii) a certificate of the Secretary or an Assistant Secretary of that entity dated the date of the initial Loans or the initial Letter of Credit hereunder, whichever first occurs, and certifying (A) that attached thereto is a true and complete copy of the by-laws of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of that entity authorizing the Borrowings and Letter of Credit extensions hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Loan Documents and any other documents required or contemplated hereunder or thereunder and the granting of the security interest in the Letter of Credit Account and other Liens contemplated hereby, (C) that the certificate of incorporation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)).

          (b) INTERIM ORDER. At the time of the making of the initial Loans or at the time of the issuance of the initial Letters of Credit, whichever first occurs, the Agent and the DIP Lenders shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit C (the "INTERIM ORDER") approving the Loan Documents and granting the Superpriority Claim status and senior priming and other Liens described in Section 2.23 which Interim Order (i) shall have been entered, with the consent or non-objection of a preponderance, as determined by the Agent in its sole judgment, of the Pre-Petition Lenders, upon an application or motion of the Borrower reasonably satisfactory in form and substance to the Agent, on such prior notice to such parties (including the Pre-Petition Lenders) as may in each case be reasonably satisfactory to the Agent, (ii) shall authorize extensions of credit in amounts satisfactory to the Agent, (iii) shall approve the payment by the Borrower of all of the Fees set forth in Section 2.19, (iv) shall be in full force and effect, (v) shall have authorized the use by the Borrower and the Guarantors of any cash collateral in which any Pre-Petition Lender under the Pre-Petition Credit Agreement may have an interest and shall have provided, as adequate protection for the use of such cash collateral and the priming contemplated hereby, for (A) the monthly payment of current interest and letter of credit fees (including the payment on the Closing Date of any such interest and fees that are accrued and unpaid as of the Petition Date) at the applicable non-default rates (including LIBOR pricing options) provided for pursuant to the Pre-Petition Credit Agreement (the payments described in this clause to be without prejudice to the rights of any Pre-Petition Lender to assert a claim for the payment of additional interest calculated at any other applicable rates of interest, or on any other basis, set forth in the Pre-Petition Credit Agreement or to the rights of the Borrower to contest such assertion), (B) a Superpriority Claim as contemplated by Section 507(b) of the Bankruptcy Code immediately junior to the claims under Section 364(c)(1) of the Bankruptcy Code held by the Agent and the DIP Lenders, (C) a Lien on substantially all of the assets of the Borrower and the Guarantors having a priority immediately junior to the priming and other Liens granted in favor of the Agent and the DIP Lenders hereunder and under the other Loan Documents, (D) the payment on a current basis of the reasonable fees and disbursements of respective professionals (including, but not limited to, the reasonable fees and disbursements of counsel and internal and third-party consultants, including financial consultants, and auditors) for the

Pre-Petition Agent (including the payment on the Closing Date or as soon thereafter as is practicable of any unpaid pre-petition fees and expenses) and the continuation of the payment to the Pre-Petition Agent on a current basis of the administration fees that are provided for under the Pre-Petition Credit Agreement and (E) the payment to the Pre-Petition Lenders (to be applied as provided for in the Pre-Petition Credit Agreement) of the Net Proceeds of the sale of assets on which they have Liens to the extent such Net Proceeds are not required to be paid to the Agent and the DIP Lenders hereunder (such payments to the Pre-Petition Lenders to be made each time that cumulative Net Proceeds that are so payable, but have not yet been paid, reach $500,000) and (vi) shall not have been stayed, reversed, modified or amended in any respect; and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of such Loans nor the issuance of such Letter of Credit nor the performance by the Borrower or any of the Guarantors of any of their respective obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

          (c) SECURITY AND PLEDGE AGREEMENT. The Borrower and each of the Guarantors shall have duly executed and delivered to the Agent a Security and Pledge Agreement in substantially the form of Exhibit D (the "SECURITY AND PLEDGE AGREEMENT") and each of the documents contemplated thereby that is to be delivered prior to the initial Loans hereunder.

          (d) FIRST DAY ORDERS. All of the "first day orders" entered by the Bankruptcy Court at the time of the commencement of the Cases shall be satisfactory in form and substance to the Agent.

          (e) OPINION OF COUNSEL. Unless the Agent shall have agreed that the condition set forth in this Section 4.01(e) may be satisfied at the time of the entry of the Final Order, the Agent and the DIP Lenders shall have received the favorable written opinion of counsel to the Borrower and the Guarantors reasonably acceptable to the Agent, dated the date of the initial Loans or the issuance of the initial Letter of Credit whichever first occurs, substantially in the form of Exhibit E.

          (f) PAYMENT OF FEES. The Borrower shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees due under and pursuant to this Agreement and the letter referred to in Section 2.19.

          (g) CORPORATE AND JUDICIAL PROCEEDINGS. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Guarantors, the Agent and the DIP Lenders contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

          (h) INFORMATION. The Agent shall have received such information (financial or otherwise) as may be reasonably requested by the Agent and shall have discussed the Borrower's business plan heretofore delivered to the Agent with the Borrower's management and shall be satisfied with the nature and substance of such discussions.

          (i) FORECAST. The Agent and the DIP Lenders shall have received from the Borrower a forecast of the Borrower's cash receipts and disbursements for the period through the Maturity Date on a monthly basis, satisfactory in form and substance to them.

          (j) COMPLIANCE WITH LAWS. The Borrower and the Guarantors shall have granted the Agent access to and the right to inspect all reports, audits and other internal information of the Borrower and the Guarantors relating to environmental matters, and any third party verification of certain matters relating to compliance with environmental laws and regulations requested by the Agent, and the Agent shall be reasonably satisfied that the Borrower and the Guarantors are in compliance in all material respects with all applicable environmental laws and regulations and be satisfied with the costs of maintaining such compliance.

          (k) CLOSING DOCUMENTS. The Agent shall have received all documents required by this Agreement reasonably satisfactory in form and substance to the Agent.

         SECTION 4.02. CONDITIONS PRECEDENT TO EACH LOAN AND EACH LETTER OF CREDIT. The obligation of the DIP Lenders to make each Loan and of the Fronting Bank to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to the following conditions precedent:

          (a) NOTICE. The Agent shall have received a notice with respect to such borrowing or issuance, as the case may be, as required by Section 2.

          (b) REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

          (c) NO DEFAULT. On the date of each Borrowing hereunder or the issuance of each Letter of Credit, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

          (d) ORDERS. The Interim Order shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent and the Required DIP Lenders, PROVIDED, that at the time of the making of any Loan or the issuance of any Letter of Credit the aggregate amount of either or which, when added to the sum of the principal amount of all Loans then outstanding and the Letter of Credit Outstandings, would exceed the amount authorized by the Interim Order (collectively, the "ADDITIONAL CREDIT"), the Agent and each of the DIP Lenders shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit F (the "FINAL ORDER"), which, in any event, shall have been entered by the Bankruptcy Court no later than 30 days after the entry of the Interim Order, and at the time of the extension of any Additional Credit the Final Order shall be in full force and effect, and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent and the Required DIP Lenders; and if either the Interim Order or the Final Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by the Borrower or any Guarantor of any of their respective obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.

          (e) PAYMENT OF FEES. The Borrower shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees then payable under and pursuant to this Agreement and the letter referred to in Section 2.19.

          (f) BORROWING BASE CERTIFICATE. The Agent shall have timely received the most recent Borrowing Base Certificate (dated no more than fourteen (14) days prior to the making of a Loan or the issuance of a Letter of Credit) required to be delivered hereunder.

          (g) UCC SEARCHES. At the time of the making of the first Loan or the issuance of the first Letter of Credit following the entry of the Final Order, the Agent shall have received UCC searches conducted in the jurisdictions in which the Borrower and the Guarantors conduct business (dated as of a date reasonably satisfactory to the Agent), reflecting the absence of Liens and encumbrances on the assets of the Borrower and the Guarantors other than such Liens as may be satisfactory to the Agent.

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section have been satisfied or waived at that time.

                                  ARTICLE 5
                           AFFIRMATIVE COVENANTS

         From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.03(b)), or any amount shall remain outstanding or unpaid under this Agreement, the Borrower and each of the Guarantors agree that, unless the Required DIP Lenders shall otherwise consent in writing, the Borrower and each of the Guarantors will:

          SECTION 5.01. FINANCIAL STATEMENTS, REPORTS, ETC. In the case of the Borrower and the Guarantors, deliver to the Agent and each of the DIP Lenders:

          (a) within 90 days after the end of each fiscal year, the Borrower's consolidated balance sheet and related statement of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis and the Borrower and the Guarantors on a consolidated basis, as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statement of the borrower to be audited for the borrower and its Subsidiaries by Ernst & Young, LLP or other independent public accountants or recognized national standing acceptable to the Required DIP Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect other than with respect to the Cases) and to be certified by a Financial Officer of the Borrower to the effect that such consolidated and financial statements fairly present the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three fiscal quarters and within 90 days after the end of the fourth fiscal quarter of each fiscal year, the Borrower's consolidated balance sheets and related statements of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis and the Borrower and the Guarantors on a consolidated basis, in each case as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Financial Officer as fairly presenting the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

          (c) concurrently with any delivery of financial statements under (a) or (b) above as applicable, (i) a certificate of a Financial Officer (A) certifying the accuracy of such statements, (B) certifying that no Event of Default or event that upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (C) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the provisions of Sections 6.04 and 6.05 and (ii) a certificate (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) of such accountants accompanying the audited consolidated financial statements delivered under (a) above certifying that, in the course of the regular audit of the business of the Borrower and its Subsidiaries, such accountants have obtained no knowledge that an Event of Default has occurred and its continuing, or if, in the opinion of such accountants, an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;

          (d) as soon as available, but no more than 45 days after the end of each month, the unaudited monthly cash flow reports of the Borrower and the Subsidiaries on a consolidated basis and the Borrower and the Guarantors on a consolidated basis as of the close of such fiscal month and the results of their operations during such fiscal period and the then elapsed portion of the fiscal year, all certified by a Financial Officer as fairly presenting the results of operations of the Borrower and the Subsidiaries on a consolidated basis, subject to normal year-end audit adjustments;

          (e) on the first Business Day of each week, a statement of projected cash receipts and cash disbursements for each week in the period of sixteen continuous weeks commencing with the immediately following week, in a form reasonably satisfactory to the Agent;

          (f) concurrently with any delivery of financial statements under (b) above, monthly financial projections for the following six fiscal month period;

          (g) as soon as possible, and in any event within 45 days of the Closing Date, a consolidated pro forma statement of (i) the Borrower's and the Subsidiaries' and (ii) the Borrower's and the Guarantor's financial condition as of the Petition Date;

          (h) concurrently with any delivery of financial statements under (b) above, updates of the forecast delivered to the Agent pursuant to Section 4.01(i), satisfactory in form and substance to the Agent;

          (i) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all of the functions of said commission, or with any national securities exchange, as the case may be;

          (j) as soon as available and in any event (A) within 30 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single

Employer Plan of the Borrower or such ERISA Affiliate has occurred and (B) within 10 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of a Financial Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

          (k) promptly and in any event within 10 days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

          (l) if requested by the Agent, promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of the borrower or any of its ERISA Affiliates;

          (m) within 10 days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of the Borrower or any of its ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed and a statement of a Financial Officer of the Borrower setting forth (A) sufficient information necessary to determine the amount of the lien under Section 302(f)(3), (B) the reason for the failure to make the required payments and (C) the action, if any, which the Borrower or any of its ERISA Affiliates proposed to take with respect thereto;

          (n) promptly and in any event within 10 days after receipt thereof by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above;

          (o) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Guarantor, or compliance with the terms of any material loan or financing agreements as the Agent, at the request of any DIP Lender, may reasonably request; and

          (p) furnish to the Agent and its counsel promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower or any of the Guarantors with the Bankruptcy Court in the Cases, or distributed by or on behalf of the Borrower or any of the Guarantors to any official committee appointed in the Cases.

         SECTION 5.02. CORPORATE EXISTENCE. Preserve and maintain in full force and effect all governmental rights, privileges, qualification, permits, licenses and franchises necessary or desirable in the normal conduct of its business except (i) (A) if in the reasonable business judgment of the Borrower or such Guarantor, as the case may be, it is in its best economic interest not to preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises, and (B) such failure to preserve the same counsel not, in the aggregate, reasonably be expected to have a material adverse effect on the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower and the Guarantors, taken as a whole, and (ii) as otherwise permitted in connection with sales of assets permitted by Section 6.11.

         SECTION 5.03. INSURANCE. (a) Keep its insurable properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any Guarantor, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and (b) maintain such other insurance or self insurance as may be required by law.

         SECTION 5.04. OBLIGATIONS AND TAXES. With respect to the Borrower and each Guarantor, pay all its material obligations arising after the Petition Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising after the Petition Date, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Petition Date which, if unpaid, would become a Lien or charge upon such properties or any part thereof; PROVIDED, HOWEVER, that the Borrower and each Guarantor shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower and the Guarantors shall have set aside on their books adequate reserves therefor).

         SECTION 5.05. NOTICE OF EVENT OF DEFAULT, ETC. Within two Business Days thereof, give to the Agent notice in writing of any Event of Default or the occurrence of any event or circumstance that with the passage of time or giving of notice or both would constitute an Event of Default.

         SECTION 5.06. ACCESS TO BOOKS AND RECORDS. Maintain or cause to be maintained at all times true and complete books and records of the financial operations of the Borrower and the Guarantors; and provide the Agent and its representatives access to all such books and records during regular business hours, in order that the Agent may examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Borrower or the Guarantors to the Agent or the DIP Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement; and at any reasonable time and from time to time during regular business hours, upon reasonable notice, permit the Agent and any agents or representatives (including, without limitation, appraisers) thereof to visit the properties of the borrower and the Guarantors and to conduct examinations of and to monitor the Collateral held by the Agent.

         SECTION 5.07. BUDGET. As soon as practicable, and in any event not later than May 31, 2000, furnish to the Agent the Borrower's budget for its fiscal year ending February 28, 2001, which shall be satisfactory in form and substance to the Agent, and make its senior officers available to discuss the same with the Agent upon the Agent's reasonable request.

         SECTION 5.08. MAINTENANCE OF CONCENTRATION ACCOUNT. The Borrower and the Guarantors shall, within 30 days after the Closing Date, and at all times thereafter, maintain with the Agent an account or accounts (the "CONCENTRATION ACCOUNT") (a) to be used by the Borrower and the Guarantors as their principal concentration accounts and (b) into which shall be swept or deposited, at the end of each Business Day, all cash of the Borrower and the Guarantors and the full available balances in excess of an aggregate of $100,000 in all of the operating and other bank accounts of the Borrower and the Guarantors maintained at any institution other than the Agent.

         SECTION 5.09. BORROWING BASE CERTIFICATE. Furnish to the Agent as soon as available and in any event (i) on or before the Wednesday following the Closing Date, and on each Wednesday thereafter a weekly Borrowing Base Certificate as of the last day of the immediately preceding weekly period and
(ii) within 15 days after the end of each calendar month a Borrowing Base Certificate showing the Borrowing Base as of the close of business on the last day of such calendar month, and (iii) such other supporting documentation and additional reports with respect to the Borrowing Base as the Agent shall reasonably request, PROVIDED, that with respect to any weekly Borrowing Base Certificate delivered under clause (i) above, the Borrower may utilize the inventory amounts as of the close of business of the last day of the immediately preceding calendar month.

         SECTION 5.10. AUDITS. At any time upon the request of the Agent or the Required DIP Lenders through the Agent, permit the Agent or professionals (including consultants, accountants and appraisers) retained by the Agent to conduct evaluations and appraisals of (i) the Borrower's practices in the computation or the Borrowing Base and (ii) the assets included in the Borrowing Base. and pay the reasonable fees and expenses in connection therewith (including, without limitation, the fees and expenses associated with services performed by the Agent's Collateral Monitoring Department).


                                 ARTICLE 6
                           NEGATIVE COVENANTS

         From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.03(b)) or any amount shall remain outstanding or unpaid under this Agreement, unless the Required DIP Lenders shall otherwise consent in writing, the Borrower and each of the Guarantors will not (and will not apply to the Bankruptcy Court for authority to):

         SECTION 6.01. LIENS. Incur, create, assume or suffer to exist any Lien on any asset of the Borrower or the Guarantors now owned or hereafter acquired by the Borrower or any of such Guarantors, other than: (i) Liens existing on the Petition Date as reflected on Schedule 3.06 hereto and Liens granted pursuant to the Pre-Petition Credit Agreement; (ii) Liens in favor of the Pre-Petition Lenders as adequate protection granted pursuant to the Orders, which Liens are junior to the Liens contemplated hereby in favor of the Agent and the DIP Lenders, PROVIDED that the Interim Order and the Final Order shall provide that the holders of such junior Liens shall not be permitted to take my action to foreclose with respect to such junior Liens so long as any amounts (including, without limitation, any Loans or Letters of Credit) shall remain outstanding hereunder or any Commitment shall be in effect; (iii) Permitted Liens and (iv) Liens in favor of the Agent and the DIP Lenders.

         SECTION 6.02. MERGER, ETC. Consolidate or merge with or into another Person.

         SECTION 6.03. INDEBTEDNESS. Contract, create, incur, assume or suffer to exist any Indebtedness, except for (i) indebtedness under this Agreement;
(ii) Indebtedness incurred prior to the Petition Date; (iii) Indebtedness arising from Investments among the Borrower and the Guarantors that are permitted hereunder; and (iv) Indebtedness owed to Chase or any banking Affiliates in respect of the employee purchase card program and any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds.

         SECTION 6.04. CAPITAL EXPENDITURES. Make cumulative Capital Expenditures for each period beginning on the Petition Date and ending on each date listed below in excess of the amount opposite such date:

             Period Ending                                    Capital Expenditures
             -------------                                    --------------------
             5/30/00                                             $ 1,900,000
             8/30/00                                             $ 7,700,000
             11/30/00                                            $13,400,000
             2/28/01                                             $19,200,000
             5/30/01                                             $24,900,000
             8/30/01                                             $30,600,000

         SECTION 6.05. EBITDA. Permit cumulative EBITDA for each period beginning on the first day of the Borrower's fiscal month of June, 2000 and ending on each of the dates listed below to be less than the amount specified opposite such date:

             Period Ending                                      EBITDA
             -------------                                      ------
             8/30/00                                        $ 3,900,000
             11/30/00                                       $ 8,800,000
             2/28/01                                        $17,900,000
             5/30/01                                        $27,500,000
             8/30/01                                        $30,000,000

         SECTION 6.06. GUARANTEES AND OTHER LIABILITIES. Purchase or repurchase (or agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, except (i) for any guaranty of Indebtedness or other obligations of any Borrower or Guarantor if the Guarantor could have incurred such Indebtedness or obligations under this Agreement and (ii) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

         SECTION 6.07. CHAPTER 11 CLAIMS. Incur, create, assume, suffer to exist or permit any other Superpriority Claim that is PARI PASSU with or senior to the claims of the Agent and the DIP Lenders against the Borrower and the Guarantors, except for the Carve-Out.

         SECTION 6.08. DIVIDENDS; CAPITAL STOCK. Declare or pay, directly or indirectly, any dividends or make any other distribution, or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes, provided that any Guarantor may pay dividends to the Borrower.

         SECTION 6.09. TRANSACTIONS WITH AFFILIATES. Sell or transfer any property to, or otherwise engage in any other material transactions with, any of its Affiliates (other than the Borrower and the Guarantors), other than in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Guarantor than could be obtained on an arms'-length basis from unrelated third parties.

         SECTION 6.10. INVESTMENTS, LOANS AND ADVANCES. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person (all of the foregoing, "INVESTMENTS"), except for (i) ownership by the Borrower or the Guarantors of the capital stock of each of the Subsidiaries listed on Schedule 3.05, (ii) Permitted Investments, (iii) advances and loans among the Borrower and the Subsidiaries existing on the Petition Date (but not any refinancings or extensions thereof or further advances of any kind in connection therewith) entered into in the ordinary course of business and (iv) advances and loans among the Borrower and the Guarantors entered into in the ordinary course of business.

         SECTION 6.11. DISPOSITION OF ASSETS. Sell or otherwise dispose of any assets (including, without limitation, the capital stock of any Subsidiary) except for (i) sales of inventory, fixtures and equipment in the ordinary course of business, (ii) sales of surplus equipment no longer used in production, and
(iii) sales of property, plant and equipment with an aggregate fair market value not to exceed $2 million, PROVIDED that in each of the above cases (x) the consideration received by the Borrower shall not be less than the fair market value of the assets sold or disposed of and (y) where required by law, the sale or disposition shall have received the approval of the Bankruptcy Court.

         SECTION 6.12. NATURE OF BUSINESS. Modify or alter in any material manner the nature and type of its business as conducted at or prior to the Petition Date or the manner in which such business is conducted (except as required by the Bankruptcy Code), it being understood that sales permitted by
Section 6.11 shall not constitute such a material modification or alteration. Without limiting the generality of the foregoing, the Borrower and the Guarantor agree that no business will be conducted through and no assets (other than intercompany notes existing as of the Closing Date) will be held or maintained by, or transferred to, its Subsidiaries LII Europe Holdings Inc. and LII Europe B.V., and that such Subsidiaries shall have no liabilities other than liabilities to the Borrower existing on the Closing Date.

                                  ARTICLE 7
                              EVENTS OF DEFAULT

          SECTION 7.01. EVENTS OF DEFAULT. In the case of the happening of any of the following events and the continuance thereof beyond the applicable period of grace if any (each, an "EVENT OF DEFAULT"):

          (a) any material representation or warranty made by the Borrower or any Guarantor in this Agreement or in any Loan Document or in connection with this Agreement or the credit extensions hereunder or any material statement or representation made in any report financial statement certificate or other document furnished by the Borrower or any Guarantors to the DIP Lenders under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered; or

          (b) default shall be made in the payment of any (i) Fees or interest on the Loans when due, and such default shall continue unremedied for more than two (2) Business Days or (ii) principal of the Loans or other amounts payable by the Borrower hereunder (including, without limitation, reimbursement obligations or cash collateralization in respect of Letters of Credit), when and as the same shall become due and payable, whether at the due date thereof (including the Prepayment Date) or at a due fixed for prepayment thereof or by acceleration thereof or otherwise; or

          (c) default shall be made by the Borrower or any Guarantor in the due observance or performance of any covenant, condition or agreement contained in
Section 6 hereof; or

          (d) default shall be made by the Borrower or any Guarantor in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than ten (10) days; or

          (e) any of the Cases shall be dismissed or converted to a case under chapter 7 of the Bankruptcy Code, a trustee under chapter 7 or chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee, responsible officer or examiner shall not be reversed of vacated within 30 days after the entry thereof, or an application shall be filed by the Borrower or any Guarantor for the approval of any other Super-Priority Claim (other than the Carve-Out) in any of the Cases that is PARI PASSU with or senior to the claims of the Agent and the DIP Lenders against the Borrower or any Guarantor hereunder, or there shall arise or be granted any such PARI PASSU or senior Super-Priority Claim; or

         (f) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Borrower or any of the Guarantors that have a value in excess of $500,000 in the aggregate; or

         (g) a Change of Control shall occur; or

         (h) the Borrower shall fail to deliver a certified Borrowing Base Certificate when due and such default shall continue unremedied for more than three (3) Business Days; or

         (i) any material provision of any Loan Document shall, for any reason cease to be valid and binding or the Borrower or any of the Guarantors, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court; or

         (j) an order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying for a period in excess of 10 days, vacating or otherwise modifying either of the Orders or terminating the use of cash collateral by the Borrower or the Guarantors pursuant to the Orders; or

         (k) any judgment or order as to a post-petition liability or debt for the payment of money in excess of $500,000 shall be rendered against the Borrower or any of the Guarantors and the enforcement thereof shall not have been stayed; or

         (l) any non-monetary judgment or order with respect to a post-petition event shall be rendered against the Borrower or any of the Guarantors that does or would reasonably be expected to (i) cause a material adverse change in the financial condition, business, prospects, operations or assets of the Borrower and the Guarantors taken as a whole on a consolidated basis, (ii) have a material adverse effect on the ability of the Borrower or any of the Guarantors to perform their respective obligations under any Loan Document, or (iii) have a material adverse effect on the rights and remedies of the Agent or any DIP Lender under any Loan Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (m) except as permitted by this Orders, the Borrower or the Guarantors shall make any Pre-Petition Payment other than Pre-Petition Payments authorized by the Bankruptcy Court (w) not in excess of $1,000,000 in respect of certain critical vendors, (x) in respect of accrued payroll and related expenses and employee benefits as of the

Petition Date, (y) not in excess of $500,000 in respect of valid reclamation claims and (z) not in excess of $100,000 in respect of valid mechanics and warehouseman's liens (PROVIDED that permitted Capital Expenditures shall be reduced by the aggregate amount of such payments made to the holders of mechanics or warehouseman's liens); or

         (n) any Termination Event described in clauses (iii) or (iv) of the definition of such term shall have occurred and shall continue unremedied for more than 10 days and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of the Plan in respect of which such Termination Event shall have occurred and be continuing and the Insufficiency of any and all Plans with respect to which such a Termination Event (described in such clauses (iii) or (iv)) shall have occurred and then exist is equal to or greater than $250,000; or

         (o) (i) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $50,000 allocable to post-petition obligations or requires payments exceeding $250,000 per annum in excess of the annual payments made with respect to such Multiemployer Plans by the Borrower or such ERISA Affiliate for the plan year immediately preceding the plan year in which such notification is received; or

         (p) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $250,000; or

         (q) the Borrower or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA (other than the failure to make any contribution accrued and unpaid as of the Petition Date) and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $250,000; or

         (r) it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that the Borrower or any Guarantor is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable environmental laws or regulations the payment of which will have a material adverse effect on the financial condition, business, properties, operations or assets of the Borrower or the Guarantors, taken as a whole, and the enforcement thereof shall not have been stayed;

then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Agent may, and at the request of the Required DIP Lenders shall, by notice to the Borrower and its counsel (with a copy to counsel for any Official Creditors' Committee appointed in the Cases, to counsel for the Pre-Petition Agent and to the United States Trustee for the District of Delaware), take one or more of the following actions, at the same or different times (PROVIDED, that with respect to clause (iv) below and the enforcement of Liens or other remedies with respect to the Collateral under clause (v) below, the Agent shall provide the Borrower and its counsel (with a copy to counsel for any Official Creditors' Committee in the Cases, to counsel for the Pre-Petition Agent and to the United States Trustee for the District of Delaware) with five (5) Business Days' written notice prior to taking the action contemplated thereby and PROVIDED, FURTHER, that upon receipt of notice referred to in the immediately preceding clause with respect to the accounts referred to in clause (iv) below, the Borrower may continue to make ordinary course disbursements from such accounts (other than the Letter of Credit Account) but may not withdraw or disburse any other amounts from such accounts): (i) terminate forthwith the Total Commitment;
(ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower and the Guarantors upon demand to forthwith deposit in the Letter of Credit Account cash in an amount that, together with any amounts then held in the Letter of Credit Account, is equal to the sum of 105% of the then outstanding Letters of Credit (and to the extent the Borrower and the Guarantors shall fail to furnish such funds as demanded by the Agent, the Agent shall be authorized to debit the accounts of the Borrower and the Guarantors maintained with the Agent in such amount five (5) Business Days after the giving of the notice referred to above);
(iv) set-off amounts in the Letter of Credit Account or any other accounts maintained with the Agent and apply such amounts to the obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents; and
(v) exercise any and all remedies under the Loan Documents and under applicable law available to the Agent and the DIP Lenders.

                                  ARTICLE 8
                                  THE AGENT

         SECTION 8.01. ADMINISTRATION BY AGENT. The general administration of the Loan Documents shall be by the Agent. Each DIP Lender hereby irrevocably authorizes the Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto (including the release of Collateral in connection with any transaction that is expressly permitted by the Loan Documents). The Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

         SECTION 8.02.  ADVANCES AND PAYMENTS.

         (a) On the date of each Loan, the Agent shall be authorized (but not obligated) to advance, for the account of each of the DIP Lenders, the amount of the Loan to be made by it in accordance with its Commitment hereunder. Should the Agent do so, each of the DIP Lenders agrees forthwith to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

         (b) Any amounts received by the Agent in connection with this Agreement (other than amounts to which the Agent is entitled pursuant to Sections 2.19, 8.06, 10.05 and 10.06), the application of which is not otherwise provided for in this Agreement shall be applied, FIRST, in accordance with each DIP Lender's Commitment Percentage to pay accrued but unpaid Commitment Fees or Letter of Credit Fees, and SECOND, in accordance with each DIP Lender's Commitment Percentage to pay accrued but unpaid interest and the principal balance outstanding and all reimbursed Letter of Credit drawings. All amounts to be paid to a DIP Lender by the Agent shall be credited to that DIP Lender, after collection by the Agent, in immediately available funds either by wire transfer or deposit in that DIP Lender's correspondent account with the Agent, as such DIP Lender and the Agent shall from time to time agree.

         SECTION 8.03. SHARING OF SETOFFS. Each DIP Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under
Section 506 of the Bankruptcy Code or other security interest arising from, or in lieu of, such secured claim and received by such DIP Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of any other DIP Lender (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other DIP Lender a participation in the Loans of such other DIP Lender, so that the aggregate unpaid principal amount of each DIP Lender's Loans and its participation in Loans of the other DIP Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the DIP Lenders share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside, such purchase of participation shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees that any DIP
Lender holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of Section 7.01) or counterclaim with respect to any and all moneys owning by the Borrower to such DIP Lender as fully as if such DIP
Lender held a Note and was the original obligee thereon, in the amount of such participation.

         SECTION 8.04. AGREEMENT OF REQUIRED DIP LENDERS. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required DIP Lenders, action shall be taken by the Agent for and on behalf or of the benefit of all DIP Lenders upon the direction of the Required DIP Lenders, and any such action shall be binding on all DIP Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 10.10.

         SECTION 8.05.  LIABILITY OF AGENT.

         (a) The Agent when acting on behalf of the DIP Lenders, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents, and employees, and neither the Agent nor its directors, officers, agents, employees or Affiliates shall be liable to the DIP Lenders or any of them for any action taken or omitted to be taken in good faith, or be responsible to the DIP Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Agent and its respective directors, officers, agents, employees and Affiliates shall in no event be liable to the DIP Lenders or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required DIP Lenders or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Agent, nor any of its respective directors, officers, employees, agents or Affiliates shall be responsible to any DIP Lender for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

         (b) Neither the Agent nor any of its respective directors, officers, employees, agents or affiliates shall have any responsibility to the Borrower or the Guarantors on account of the failure or delay in performance or breach by any DIP Lender or by the Borrower or the Guarantors of any of their respective obligations under this Agreement or any of the Loan Documents or in connection herewith or therewith.

         (c) The Agent, in its capacity as Agent hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.

         SECTION 8.06. REIMBURSEMENT AND INDEMNIFICATION. Each DIP Lender agrees (i) to reimburse (x) the Agent for such DIP Lender's Commitment Percentage of any expenses and fees incurred for the benefit of the DIP Lenders under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the DIP Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrower or the Guarantors and (y) the Agent for such DIP Lender's Commitment Percentage of any expenses of the Agent incurred for the benefit of the DIP Lenders that the Borrower has agreed to reimburse pursuant to Section 10.05 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from their respective gross negligence or willful misconduct).

         SECTION 8.07. RIGHTS OF AGENT. It is understood and agreed that Chase shall have the same rights and powers hereunder (including the right to give such instructions) as the other DIP Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower or any Guarantor, as though it were not the Agent of the DIP Lenders under this Agreement.

         SECTION 8.08. INDEPENDENT DIP LENDERS. Each DIP Lender acknowledges that it has decided to enter into this Agreement and to make the Loans hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrower and the Guarantors and agrees that the Agent shall bear no responsibility therefor.

         SECTION 8.09. NOTICE OF TRANSFER. The Agent may deem and treat a DIP Lender party to this Agreement as the owner of such DIP Lender's portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such DIP Lender shall have been received by the Agent.

         SECTION 8.10. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the DIP Lenders and the Borrower. Upon any such resignation, the Required DIP Lenders shall have the right to appoint a successor Agent, which shall be reasonably satisfactory to the Borrower. If no successor Agent shall have been so appointed by the Required DIP Lenders and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the DIP Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000, which shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                                  ARTICLE 9
                                  GUARANTY

         SECTION 9.01.  GUARANTY.

         (a) Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment and performance by the Borrower of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several.

         (b) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The Obligations of the Guarantors hereunder shall not be affected by (i) the


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

failure of the Agent or a DIP Lender to assert any claim or demand or to enforce any right or remedy against the borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise;
(ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Agent for the Obligations or any of them; (v) the failure of the Agent or a DIP Lender to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Guarantor or any other Guarantor.

         (c) Each of the Guarantors further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent or a DIP Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent or a DIP Lender in favor of the Borrower or any other Guarantor, or to any other Person.

         (d) Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.

         (e) Each Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations that might otherwise constitute a defense to this Guaranty. Neither the Agent, nor any of the DIP Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

         (f) Subject to the provisions of Section 7.01, upon the Obligations becoming due and payable (by acceleration or otherwise), the DIP Lenders shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Agent, without further application to or order of the Bankruptcy Court.

         SECTION 9.02. NO IMPAIRMENT OF GUARANTY. The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise


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

affected by the failure of the Agent or a DIP Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full.

         SECTION 9.03. SUBROGATION. Upon payment by any Guarantor of any sums to the Agent or a DIP Lender hereunder, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Agent and the DIP Lenders and shall forthwith be paid to the Agent and the DIP Lenders to be credited and applied to the Obligations, whether matured or unmatured.


                                  ARTICLE 10
                                 MISCELLANEOUS

         SECTION 10.01. NOTICES. Notices and other communications provided for herein shall be in writing (including telegraphic, telex, facsimile or cable communication) and shall be mailed, telegraphed, telexed, transmitted, cabled or delivered to the Borrower or any Guarantor at LaRoche Industries Inc., 1100 Johnson Ferry Road, N.E., Atlanta, GA., 30342, Attention:
President, Chief Financial Officer and General Counsel with copies to Dennis Connolly, Esq., Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, GA, 30309 and Joel A. Waite, Esq., Young Conaway Startgatt & Taylor, LLP, The Wilmington Trust Center, 11th and Market Streets, Wilmington, DE, 19801, and to a DIP Lender or the Agent to it at its address set forth on Annex A as well as to counsel to the Agent, Donald S. Bernstein, Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY, 10017 and to Mark
D. Collins, Richards, Layton & Finger, 920 King Street, Wilmington, DE, 19801, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when delivered to the telegraph company, charges prepaid, if by telegram; or when receipt is acknowledged, if by any telegraphic communications or facsimile equipment of the sender, in each case addressed to such party as provided in this Section 10.01 or in accordance with the latest unrevoked written direction from such party; provided, however, that in the case of notices to the Agent notices pursuant to the


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

preceding sentence with respect to change of address and pursuant to Section 2 shall be effective only when received by the Agent.

         SECTION 10.02. SURVIVAL OF AGREEMENT, REPRESENTATIONS AND WARRANTIES, ETC. All warranties, representations and covenants made by the Borrower or any Guarantor herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the DIP Lenders and shall survive the making of the Loans herein contemplated regardless of any investigation made by any DIP Lender or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower and the Guarantors hereunder with respect to the Borrower.

         SECTION 10.03.  SUCCESSORS AND ASSIGNS.

         (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the DIP Lenders and their respective successors and assigns. Neither the Borrower nor any of the Guarantors may assign or transfer any of their rights or obligations hereunder without the prior written consent of all of the DIP Lenders. Each DIP Lender may sell participations to any Person in all or part of any Loan, or all or part of its Commitment, in which event, without limiting the foregoing, the provisions of Section 2.15 shall inure to the benefit of each purchaser of a participation (provided that such participant shall look solely to the seller of such participation for such benefits and the Borrower's and the Guarantors' liability, if any, under Sections 2.15 and 2.18 shall not be increased as a result of the sale of any such participation) and the PRO RATA treatment of payments, as described in Section 2.17, shall be determined as if such DIP Lender had not sold such participation. In the event any DIP Lender shall sell any participation, such DIP Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower and each of the Guarantors relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement (provided that such DIP Lender may grant its participant the right to consent to such DIP Lender's execution of amendments, modifications or waivers that (i) reduce any Fees payable hereunder to the DIP Lenders,
(ii) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable hereunder or (iii) extend the maturity of the Borrower's obligations hereunder). The sale of any such participation shall not alter the rights and obligations of the DIP Lender selling such participation hereunder with respect to the Borrower.

         (b) Each DIP Lender may assign to one or more DIP Lenders or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the related Loans at the time owing to it), PROVIDED, HOWEVER, that (i) other than in the case of an assignment to a Person at least 50% owned by the assignor DIP Lender, or by a common parent of both, or to another DIP Lender, the Agent and the Fronting Bank must give their respective prior written consent to such assignment, which consent will not be unreasonably withheld,
(ii) the aggregate amount of the Commitment and/or Loans of the assigning DIP Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall, unless otherwise agreed to in writing by the Borrower and the Agent, in no event be less than $2,500,000 (or $1,000,000 in the case of an assignment between DIP Lenders) and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with a processing and recordation fee of $3,500 (for which the Borrower shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten Business Days after the execution thereof (unless otherwise agreed to in writing by the Agent), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a DIP Lender hereunder and (B) the DIP Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning DIP Lender's rights and obligations under this Agreement, such DIP Lender shall cease to be a party hereto).

         (c) By executing and delivering an Assignment and Acceptance, the DIP Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such DIP Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents;
(ii) such DIP Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto,
(iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such DIP Lender assignor or any other DIP Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms thereto, together with such powers as are reasonably incidental hereof; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a DIP Lender.

         (d) The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the DIP Lenders and the Commitments of, and principal amount of the Loans owing to, each DIP Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agent and the DIP Lenders shall treat each Person the name of which is recorded in the Register as a DIP Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any DIP Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning DIP Lender and the assignee thereunder together with the fee payable in respect thereto, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled and consented to by the Agent and the Fronting Bank (to the extent such consent is required hereunder), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower (together with a copy thereof). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (f) Any DIP Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 10.03, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Guarantors furnished to such DIP Lender by or on behalf of the Borrower or any of the Guarantors; PROVIDED that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 10.04.

         (g) The Borrower hereby agrees, to the extent set forth in the Commitment Letter, to actively assist and cooperate with the Agent in the Agent's efforts to sell participations herein (as described in Section 10.03(a)) and assign to one or more DIP Lenders or Eligible Assignees a portion of its interests, rights and obligations under this Agreement (as set forth in Section 10.03(b)).


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

         SECTION 10.04. CONFIDENTIALITY. Each DIP Lender agrees to keep any information delivered or made available by the Borrower or any of the Guarantors to it confidential from anyone other than persons employed or retained by such DIP Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loan; PROVIDED that nothing herein shall prevent any DIP Lender from disclosing such information
(i) to any other DIP Lender, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority, (iv) that has been publicly disclosed other than as a result of a disclosure by the Agent or any DIP Lender that is not permitted by this Agreement, (v) in connection with any litigation to which the Agent, any DIP Lender, or their respective Affiliates may be a party to the extent reasonably required, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such DIP Lender's legal counsel and independent auditors and (viii) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 10.03(f). Each DIP Lender shall use reasonable efforts to notify the Borrower of any required disclosure under clause (ii) of this Section prior to making such disclosure.

         SECTION 10.05. EXPENSES. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the Guarantors agree to pay all reasonable and documented out-of-pocket expenses incurred by the Agent (including but not limited to the reasonable fees and disbursements of Davis Polk & Wardwell, special counsel for the Agent, any other counsel that the Agent shall retain and any internal or third-party appraisers, consultants and auditors advising the Agent and Chase Securities Inc.) in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the perfection of the Liens contemplated hereby, the syndication of the transactions contemplated hereby, the reasonable and customary costs, fees and expenses of the Agent in connection with its monthly and other periodic field audits, monitoring of assets (including reasonable and customary internal collateral monitoring fees) and publicity expenses, and, following the occurrence of an Event of Default, all reasonable out-of-pocket expenses incurred by the DIP Lenders and the Agent in the enforcement or protection of the rights of any one or more of the DIP Lenders or the Agent in connection with this Agreement or the other Loan Documents, including but not limited to the reasonable fees and disbursements of any counsel for the DIP Lenders or the Agent. Such payments shall be made on the date of the Interim Order and thereafter on demand upon delivery of a statement setting forth such costs and expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the Guarantors agree to reimburse the Agent and Chase Securities Inc. for the expenses set forth in the Commitment Letter and the reimbursement provisions thereof are hereby incorporated herein by reference. The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.


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

         SECTION 10.06. INDEMNITY. The Borrower and each of the Guarantors agree to indemnify and hold harmless the Agent, Chase Securities Inc. and the DIP Lenders and their directors, officers, employees, agents and Affiliates (each an "INDEMNIFIED PARTY") from and against any and all expenses, losses, claims, damages and liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities to the extent that they are determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

         SECTION 10.07. CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND THE BANKRUPTCY CODE.

         SECTION 10.08. NO WAIVER. No failure on the part of the Agent or any of the DIP Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         SECTION 10.09. EXTENSION OF MATURITY. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

         SECTION 10.10.  AMENDMENTS, ETC.

         (a) No modification, amendment or waiver of any provision of this Agreement or the Security and Pledge Agreement and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required DIP Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; PROVIDED, HOWEVER, that no such modification or amendment shall, without the written consent of the DIP Lender affected thereby (x) increase the Commitment of a DIP Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in the Commitment of a DIP Lender), or (y) reduce the principal amount of any Loan or the rate


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

of interest payable thereon, or extend any date for the payment of interest hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrower's obligations hereunder; and, PROVIDED, FURTHER, that no such modification or amendment shall, without the written consent of (A) all of the DIP Lenders (i) amend or modify any provision of this Agreement that provides for the unanimous consent or approval of the DIP Lenders, (ii) amend this Section 10.10 or the definition of Required DIP Lenders or (iii) amend or modify the Super-Priority Claim status of the DIP Lenders contemplated by
Section 2.23 or (B) DIP Lenders holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding, or, if no Loans are outstanding, DIP Lenders having Commitments representing at least 66-2/3% of the Total Commitment, release all or any substantial portion of the Liens granted to the Agent hereunder, under the Orders or under any other Loan Document, or release any Guarantor. No such amendment or modification may adversely affect the rights and obligations of the Agent or any Fronting Bank hereunder without its prior written consent. No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.03(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a DIP Lender shall bind any Person subsequently acquiring an interest on the Loans held by such DIP Lender. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.

         (b) Notwithstanding anything to the contrary contained in Section 10.10(a), in the event that the Borrower requests that this Agreement be modified or amended in a manner that would require the unanimous consent of all of the DIP Lenders (or the consent described in clause (B) of the first sentence of Section 10.10(a)) and such modification or amendment is agreed to by the Super-Majority DIP Lenders (as hereinafter defined), then with the consent of the Borrower and the Super-Majority DIP Lenders, the Borrower and the Super-Majority DIP Lenders shall be permitted to amend the Agreement without the consent of the DIP Lender or DIP Lenders that did not agree to the modification or amendment requested by the Borrower (such DIP Lender or DIP Lenders, collectively the "MINORITY DIP LENDERS") to provide for (w) the termination of the Commitment of each of the Minority DIP Lenders, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Commitment of one or more of the Super-Majority DIP Lenders, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super-Majority DIP Lender or DIP Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority DIP Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate. As used herein, the term "SUPER-MAJORITY DIP LENDERS" shall mean, at any time, DIP Lenders holding

Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding, or if no Loans are outstanding, DIP Lenders having Commitments representing at least 66-2/3% of the Total Commitment.

         SECTION 10.11. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 10.12. HEADINGS. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         SECTION 10.13. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 10.14. PRIOR AGREEMENTS. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower or a Guarantor and any DIP Lender or the Agent prior to the execution of this Agreement (except as otherwise expressly provided herein with respect to the Commitment Letter and the fee letter referred to therein, including without limitation the Borrower's agreement to actively assist the Agent in the syndication of the transactions contemplated hereby referred to in Section 10.03(g) and including also the provisions of Section 2.19).

         SECTION 10.15. FURTHER ASSURANCES. Whenever and so often as reasonably requested by the Agent, the Borrower and the Guarantors will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, the Borrower shall (a) no later than May 8, 2000, deliver to the Agent the original share certificate of LaRoche Fortier Inc. in respect of its ownership thereof and (b) no later than May 15, 2000 (i) dissolve LII Europe Holdings Inc., (ii) deliver to the Agent evidence satisfactory to the Agent that LII Europe B.V. has effected a valid and perfected pledge of the notes evidencing its receivables from other Subsidiaries to the Borrower to secure the obligations of LII Europe B.V. to the Borrower, (iii) deliver to the Agent that certain Loan Agreement between the Borrower and LII Europe B.V. dated December 22, 1997 in the original principal amount of DM 8,000,000, and (iv) deliver to the Agent that certain Loan Agreement between the


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

Borrower and ChlorAlp SAS dated December 27, 1999 in the original principal amount of DM 12,000,000.

         SECTION 10.16. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE GUARANTORS, THE AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.


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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written above.

                                            BORROWER:

                                            LAROCHE INDUSTRIES INC.


                                            By: __________________________
                                            Title:


                                            GUARANTORS:

                                            LAROCHE FORTIER INC.


                                            By: __________________________
                                            Title:


                                            AGENT:

                                            THE CHASE MANHATTAN BANK,
                                              Individually and as Agent


                                            By: __________________________
                                            Title:

                                                   270 Park Avenue
                                                   New York, NY 10017






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

                                    ANNEX A
                                      to
                    REVOLVING CREDIT AND GUARANTY AGREEMENT

                           Dated as of May 4, 2000


                                            COMMITMENT                    COMMITMENT
BANK                                        AMOUNT                        PERCENTAGE
----                                        ----------                    ----------
The Chase Manhattan Bank                    $25,000,000                      100%
270 Park Avenue
New York, NY 10017
Attn: Ms. Norma Corio
      Managing Director

Total                                       $25,000,000                      100%
                                            -----------                      ---

                                                               Exhibit A to the
                                                               Revolving Credit
                                                         and Guaranty Agreement

                      FORM OF ASSIGNMENT AND ACCEPTANCE

         AGREEMENT dated as of _________, ____ among [NAME OF ASSIGNOR] (the "ASSIGNOR") and [NAME OF ASSIGNEE] (the "ASSIGNEE").

         WHEREAS, this Assignment and Acceptance (the "AGREEMENT") relates to the DIP Credit Agreement dated as of May __, 2000 among LaRoche Industries Inc. (the "BORROWER"), the Assignor and the other DIP Lenders party thereto and The Chase Manhattan Bank, as Agent (the "AGENT") (as amended from time to time, the "DIP CREDIT AGREEMENT");

         WHEREAS, as provided under the DIP Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower and participate in Letters of Credit in an aggregate principal amount at any time outstanding not to exceed
$__________ ;

         [WHEREAS, Loans made to the Borrower by the Assignor under the DIP Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;]

         [WHEREAS, Letters of Credit with a total amount available for drawing thereunder of $__________ are outstanding at the date hereof; and]

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the DIP Credit Agreement in respect of a portion of its Revolving Commitment thereunder in an amount equal to $__________ (the "ASSIGNED AMOUNT"), together with a corresponding portion of each of its outstanding Loans and Letter of Credit Outstandings and the Assignee proposes to accept such assignment and assume the corresponding obligations of the Assignor under the DIP Credit Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. All capitalized terms not otherwise defined herein have the respective meanings set forth in the DIP Credit Agreement.

         SECTION 2. ASSIGNMENT. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the DIP Credit Agreement to the extent of the Assigned Amount and a corresponding portion of each of its outstanding Loans and Letter of Credit Outstandings, and the Assignee hereby accepts such assignment from the

Assignor and assumes all of the obligations of the Assignor under the DIP Credit Agreement to the extent of the Assigned Amount and the corresponding portion of each of its Loans and Letter of Credit Outstandings. Upon the execution and delivery hereof by the Assignor and the Assignee [and by the Borrower, the Agent and the Fronting Bank](1) and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a DIP Lender under the DIP Credit Agreement with a Commitment in an amount equal to the Assigned Amount and acquire the rights of the Assignor with respect to a corresponding portion of each of its outstanding Loans and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by the Assigned Amount, and the Assignor shall be released from its obligations under the DIP Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

         SECTION 3. PAYMENTS. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.(2) Commitment fees and letter of credit participation fees accrued before the date hereof are for the account of the Assignor and such fees accruing on and after the date hereof with respect to the Assigned Amount are for the account of the Assignee. Each of the Assignor and the Assignee agrees that if it receives any amount under the DIP Credit Agreement that is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and promptly pay the same to such other party.

         [SECTION 4. CONSENT OF THE AGENT AND THE FRONTING BANK. This Agreement is conditioned upon the consent of the Agent and the Fronting Bank pursuant to
Section 10.03(b) of the DIP Credit Agreement.](3)

         SECTION 5. NON-RELIANCE ON ASSIGNOR, ETC. By executing and delivering this Assignment and Acceptance, the Assignor and the Assignee confirm and agree with each other as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned free and clear of any adverse claim, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the DIP

_______________________

              (1)  Delete if consent is not required.

              (2) Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

              (3)  Delete if consent is not required.

Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the DIP Credit Agreement or any of the other Loan Documents; (ii) the Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under the DIP Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto, (iii) the Assignee confirms that it has received a copy of the DIP Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(iv) the Assignee will, independently and without reliance upon the Agent, the Assignor or any other DIP Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the DIP Credit Agreement; (v) the Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the DIP Credit Agreement as are delegated to the Agent by the terms of the DIP Credit Agreement, together with such powers as are reasonably incidental thereof; and (vi) the Assignee agrees that it will perform in accordance with the terms all obligations that by the terms of th DIP Credit Agreement are required to be performed by it as a DIP Lender.

          SECTION 6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 7. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                          [NAME OF ASSIGNOR]




                                          By:_________________________________
                                             Name:
                                             Title:

                                          [NAME OF ASSIGNEE]




                                          By:_________________________________
                                             Name:
                                             Title:

     [The undersigned consent to the foregoing assignment.

                                          [LAROCHE INDUSTRIES INC.




                                          By:_________________________________
                                             Name:
                                             Title:]

                                          [THE CHASE MANHATTAN BANK, as Agent




                                          By:_________________________________
                                             Name:
                                             Title:]

                                          [THE CHASE MANHATTAN BANK, as Fronting
                                              Bank


                                          By:__________________________________
                                             Name:
                                             Title:]

                                                                Exhibit B to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                                FORM OF NOTE
                                                              New York, New York
                                                             _____________, 2000

         For value received, LAROCHE INDUSTRIES INC., a Delaware corporation (the "BORROWER"), promises to pay to the order of THE CHASE MANHATTAN BANK (the "LENDER") or registered assigns, the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the dates provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates and as provided for in the Credit Agreement. All required cash payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of THE CHASE MANHATTAN BANK, 270 Park Avenue, New York, New York.

         All Loans made by the Lender, the respective Types of such Loans and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the promissory notes referred to in the Revolving Credit and Guaranty Agreement dated as of May 4, 2000 among LAROCHE INDUSTRIES INC., the Subsidiaries named therein, the Lenders party thereto, and THE CHASE MANHATTAN BANK, as Agent (as amended from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

         This note shall be governed by and construed in accordance with the laws of the State of New York.

                                  LAROCHE INDUSTRIES INC.

                                  By_________________________
                                    Name:
                                    Title:

                        LOANS AND PAYMENTS OF PRINCIPAL

_______________________________________________________________________________

                                               Amount of
                 Amount of                     Principal         Notation
   Date            Loan           Type           Repaid           Made By
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


                                                                Exhibit C to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                               FORM OF INTERIM ORDER

                                                                Exhibit D to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                                 FORM OF SECURITY AND
                                  PLEDGE AGREEMENT

                                                                Exhibit E to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                             FORM OF OPINION OF COUNSEL

                                                                Exhibit F to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                                 FORM OF FINAL ORDER

                                         SCHEDULE 1.01

                                      EXISTING AGREEMENTS

1. Credit Agreement, dated as of August 26, 1997, as amended by Amendment No. 1 dated as of September 30, 1997, Waiver and Amendment No. 2 dated as of May 12, 1998 and Consent and Amendment No. 3 dated as of October 23, 1998; amended and restated as of February 28, 1999; and further amended as of May 31, 1999, September 14, 1999, November 15, 1999, December 10, 1999, January 10, 2000, January 20, 2000 and March 10, 2000.

2.       Borrower Security Agreement, dated as of August 26, 1997.

3.       Patent Security Agreement, dated as of August 26, 1997.

4.       Trademark Security Agreement, dated as of August 26, 1997.

5.       Copyright Security Agreement, dated as of August 26, 1997.

6. Multiple Indebtedness Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing for property situated at 1200 Airline Highway, Baton Rouge, Louisiana, effective as of August 27, 1997, recorded in the East Baton Rouge Parish Clerk's Office, on August 28, 1997, as Original No. 27, Bundle No. 10820, as amended by Amendment No. 1, recorded October 29, 1997 with the East Baton Rouge Parish Clerk's Office as Original Number 550, Bundle 10836.

7. Multiple Indebtedness Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing for property situated at 1134 Jefferson Highway, Gramercy, Louisiana, effective as of August 27, 1997, recorded in the Ascension County Clerk's Office, on August 28, 1997 as Instrument No. 397412, and in the St. James Parish Clerk's Office, on August 28, 1997, as Entry No. 100044, in Volume 344 of the C013 Records, and as Entry No. 100044 in Volume 222 of the M013 Records, and in St. John the Baptist Parish Clerk's Office as Act No. 181977, in Conveyance Bk 341, folio 592, Mortgage Bk 377, folio 115, as amended by Amendment No. 1, recorded October 29, 1997 with the Ascension Parish Clerk's Office as Instrument No. 401018.

8. Multiple Indebtedness Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing for property situated at County Road 25, Cherokee, Alabama, dated as of August 27, 1997, recorded in the Colbert County Clerk's Office on September 11, 1998, in Bk 9720, Pg 258.

9. Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing for property situated at Highway 61, Jefferson County, Missouri, dated as of August 27,

         1997, recorded in the Jefferson County Clerk's Office, on August 28, 1998, in Bk 787, Pg 1173, as amended by Amendment No. 1, recorded October 27, 1997 with the Jefferson County Clerk's Office as Book 797, page 838.

10. Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing for property situated at 1165 N. 1600 West Geneva, Utah, dated as of August 27, 1997, recorded in the Utah County Recorder's Office, on August 28, 1997, as Entry No. 66317, Bk 4360, Pg 556, as amended by Amendment No. 1, recorded October 28, 1997 with the Utah County Clerk's Office as Entry No. 84580, Book 4417 page 1601.

11. Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing for property situated at 7700 Dupont Road, Seneca (Morris), Illinois, dated as of August 27, 1997, recorded in the Grundy County Clerk's Office, on August 28, 1997, as Instrument No. 356358, as amended by Amendment No. 1, recorded October 28, 1997 with the Grundy County Clerk's Office as Instrument No. 357778 .

12.      Borrower Pledge Agreement, dated as of October 21, 1997.

13.      Supplemental Patent Security Agreement, dated September 15, 1999.

14. Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement for property situated at 3600 Country Road N., Davenport, Florida, dated as of January 25, 2000, recorded in the Polk County Clerk's Office on February 2, 2000 in Book 04401,
         Page 1549.

15. Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement for property situated at 1080 Industrial Drive, Cherokee, Alabama, dated as of January 25, 2000, recorded in the Colbert County Clerk's Office on March 1, 2000 in Book 2000 05, Page 377.

16. Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing for property situated at Suffolk, Virginia, County of Suffolk City, dated as of January 25, 2000, recorded with the Clerk of Suffolk City on February 24, 2000 in Book 708, Page 444.

17. Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement for property situated at 310 Brennan Road, Columbus, Georgia, dated as of January 25, 2000, recorded with the Clerk of Muscogee County on March 2, 2000 in Book 5512, Page 305.

18. Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing for property situated at 2200 Speedrail Court, Concord, North Carolina, dated as of January 25, 2000, recorded with the Clerk of Cabarrus County on February 4, 2000 in Book 2783, Page 86.

19. Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing for property situated at 1200 W. 138th Street, Riverdale, Illinois, dated as of January 25, 2000, recorded with the Cook County Clerk on February 1, 2000 as Document No. 00080881.

20. Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement for property situated at 1171-3B Spencerville - Delphos Road, Delphos, Ohio, dated as of January 25, 2000, recorded with the Clerk of Van Wert County on January 31, 2000 in Or 246, Page 1620.

                                  SCHEDULE 3.05

                                   SUBSIDIARIES

                         [See attached organizational chart]

                                  SCHEDULE 3.06

                                      LIENS

                        [TO BE SATISFACTORY TO THE AGENT]

                                  SCHEDULE 3.11

                                   LITIGATION

An action was filed by Elf Atochem North America on June 21, 1999 in U.S. District Court in Wilmington, Delaware alleging the Company infringed on an Elf Atochem patent in connection with the Company's manufacture of HCFC 141b.